UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C.  20549

____________________________________________________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): January 3, 2012

IBI ACQUISITONS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-53344	26-2666503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Madison Street, Suite 701 Denver, CO 80206
(Address of principal executive offices)

Registrant’s telephone number, including area code:  303-329-3008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

IBI ACQUISITONS, INC.

TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, PRINCIPALLY IN THE SECTIONS ENTITLED “DESCRIPTION OF BUSINESS,” “RISK FACTORS,” AND “FINANCIAL INFORMATION - MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.” ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT CONTAINED IN THIS CURRENT REPORT ON FORM 8-K, INCLUDING STATEMENTS REGARDING FUTURE EVENTS, OUR FUTURE FINANCIAL PERFORMANCE, BUSINESS STRATEGY AND PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, ARE FORWARD-LOOKING STATEMENTS. WE HAVE ATTEMPTED TO IDENTIFY FORWARD-LOOKING STATEMENTS BY TERMINOLOGY INCLUDING “ANTICIPATES,” “BELIEVES,” “CAN,” “CONTINUE,” “COULD,” “ESTIMATES,” “EXPECTS,” “INTENDS,” “MAY,” “PLANS,” “POTENTIAL,” “PREDICTS,” “SHOULD” OR “WILL” OR THE NEGATIVE OF THESE TERMS OR OTHER COMPARABLE TERMINOLOGY. ALTHOUGH WE DO NOT MAKE FORWARD-LOOKING STATEMENTS UNLESS WE BELIEVE WE HAVE A REASONABLE BASIS FOR DOING SO, WE CANNOT GUARANTEE THEIR ACCURACY. THESE STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, INCLUDING THE RISKS OUTLINED UNDER “RISK FACTORS” OR ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K, WHICH MAY CAUSE OUR OR OUR INDUSTRY’S ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. MOREOVER, WE OPERATE IN A VERY COMPETITIVE AND RAPIDLY CHANGING ENVIRONMENT. NEW RISKS EMERGE FROM TIME TO TIME AND IT IS NOT POSSIBLE FOR US TO PREDICT ALL RISK FACTORS, NOR CAN WE ADDRESS THE IMPACT OF ALL FACTORS ON OUR BUSINESS OR THE EXTENT TO WHICH ANY FACTOR, OR COMBINATION OF FACTORS, MAY CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS.

ITEM 1.01 – ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On January 3, 2012, IBI Acquisitions, Inc., a Colorado corporation (the “Registrant” or “IBI”), entered into separate  Investment Agreements (the “Investment Agreements”) with 20 shareholders (the “Investors”) of T.O Entertainment, Inc. a Japan corporation (“TOE Japan”) who are the owners of one hundred percent (100%) of the outstanding shares of TOE Japan.  Pursuant to the terms of the Investment Agreements, each of the Investors agreed to make a direct investment in the Registrant in the form of a contribution to the Registrant of all shares of common stock of TOE Japan owned by the Investor (“TOE Japan Shares”), and the Registrant agreed to issue to each of the Investors approximately 6,893 shares of common stock of the Registrant for each TOE Japan Share invested in the Registrant.  At the time of closing under the

Investment Agreements, the Investors will invest a total of 4,596 TOE Japan Shares (representing 100% of the outstanding stock of TOE Japan) in the Registrant, by transferring ownership of such shares to the Registrant, and the Registrant will issue a total of 31,680,000 shares of common stock of the Registrant to the Investors in exchange for their TOE Japan Shares.   The effect of the transaction will be to make TOE Japan and its subsidiaries wholly-owned subsidiaries of the Registrant, and to cause a change of control of the Registrant.  Following the closing, the Investors will own a total of 31,680,000 shares of common stock of the Registrant representing 96% of its issued and outstanding common stock.

The Board of Directors of the Registrant authorized execution of the Investment Agreements on its behalf.  Each of the Investors acted independently.  All of the shareholders of TOE Japan entered into Investment Agreements with the Registrant.

The foregoing description of the Investment Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Investment Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Investment Agreements

Closing with each of the Investors under the terms of the Investment Agreements described in Item 1.01 was completed on January 3, 2012 (the “Investment Transaction”).  As a result of closing the Investment Transaction, the Registrant acquired TOE Japan and its subsidiaries, T.O Entertainment United Kingdom LTD (“TOE UK”), T.O Entertainment Singapore PTE LTD (“TOE Singapore”), and T.O Entertainment RUS LLC (“TOE Russia”), all of which became subsidiaries of the Registrant.  (TOE Japan, TOE UK, TOE Singapore, and TOE Russia are collectively referred to “TOE Group”.)

The terms of the Investment Agreements were determined through arm’s length negotiations between the Registrant and the Investors.  Execution of the Investment Agreements and closing of the transaction were approved by each of the Investors independently.

Closing of the Investment Transaction also resulted in a change of control of the Registrant.  Prior to closing of the Investment Transaction, the Registrant had a total of 1,320,000 shares of common stock issued and outstanding.  As a result of closing the Investment Transaction, the Registrant now has a total of 33,000,000 shares of its common stock issued and outstanding, of which 1,320,000 shares, or approximately 4%, are owned by previously existing shareholders of the Registrant, with the balance of 31,680,000, or approximately 96%, owned by the Investors  who were previously shareholders of TOE Japan.

In conjunction with closing of the exchange transaction, the Registrant intends to change its name from IBI Acquisitions, Inc., to T.O Entertainment, Inc., to reflect its new business operations.

Changes Resulting from the Share Exchange

Following completion of the Investment Transaction, the Registrant intends to carry on the business of the TOE Group.  The TOE Group, which is primarily located in Ebisu, Japan, is engaged in the entertainment industry, more particularly the production and distribution of live and animated films, distribution of DVDs and Blu-ray Discs, and publishing and distribution of books.  TOE Group revenues are currently generated in Japan, Singapore, and the UK.

Changes to the Board of Directors and Officers

Simultaneous with closing of the Investment Transaction there was a change in the officers and directors of the Registrant.  As authorized by the bylaws, the existing director of the Registrant appointed three persons designated by the Investors as members of the board of directors to hold office for one-year terms, or until the election and qualification of their successors, and then resigned as both an officer and a director of the Registrant.   In accordance with the bylaws, officers are elected by the board of directors and serve at the discretion of the board of directors, and using this authority, the newly appointed members of the board of directors then appointed new officers of the Registrant.

Accounting Treatment; Change of Control

The Investment Transaction is being accounted for as a “reverse merger,” since the stockholders of TOE Japan will own a majority of the outstanding shares of the Registrant’s common stock immediately following the completion of the Investment Transaction.  TOE is deemed to be the accounting acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements for periods prior to the Investment Transaction will be those of TOE Japan and its subsidiaries, and will be recorded at the historical cost basis of TOE Japan.  After completion of the Investment Transaction, the Registrant’s consolidated financial statements will include the assets and liabilities of the Registrant and TOE Japan and its subsidiaries, the historical operations of TOE Japan and its subsidiaries, and the operations of the Registrant and its subsidiaries from the closing date of the Investment Transaction.

Description of Our Business

Introduction

As used in this Current Report on Form 8-K, all references hereinafter to the “Registrant,” the “Company,” “we,” “our” and “us” for periods prior to the closing of the Investment Transaction refer to IBI Acquisitions, Inc., and for periods subsequent to the closing of the Investment Transaction refer to IBI Acquisitions, Inc., and its subsidiaries, TOE Group.   Through TOE Group, we are engaged in the entertainment industry, more particularly the production and distribution of live and animated films, distribution of DVDs and Blu-ray Discs, and publishing and distribution of books.  Our operations are conducted primarily Japan.  Currency symbols used throughout are; United States dollars ($), Japanese yen (¥) and British pound (£).

Corporate History

We were incorporated in the State of Colorado on May 22, 2008.  Since inception, we have been engaged in organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a possible business combination.

On January 3, 2012, we entered into Investment Agreements with all shareholders TOE Japan (the “Investors”).   Pursuant to the Investment Agreements, each of the Investors agreed to make a direct investment in the Registrant in the form of a contribution to the Registrant of all shares of common stock of TOE Japan owned by the Investor (“TOE Japan Shares”).  In consideration for the investment in the Registrant of the TOE Japan Shares by each Investor, the Registrant agreed to issue to each of the Investors approximately 6,893 shares of common stock of the Registrant for each TOE Japan Share invested in the Registrant.  Twenty Investors, who are the holders of one hundred percent (100%) of the outstanding shares of TOE Japan invested in the Registrant.  At the time of closing under the Investment Agreements, the Investors invested a total of 4,596 TOE Japan Shares in the Registrant, representing 100% of the outstanding stock of TOE Japan, and the Registrant issued a total of 31,680,000 shares of common stock to the Investors.   The effect of the transaction was to make TOE Japan and its subsidiaries (“TOE Group”) wholly-owned subsidiaries of the Registrant, and to cause a change of control of the Registrant.

TOE Japan was formed in 2003. It initially acted as an agent for authors and cartoonists and was mainly involved in the publishing of books.  In 2007 TOE Japan entered into the production segment of the entertainment industry with the production of animated films.  Its first animated film, Strait Jacket was co-produced with Manga Entertainment, a subsidiary of Starz Media.  Manga Entertainment is a producer, licensor and distributor of Japanese animation in the United States, United Kingdom, Canada, France, Australia and New Zealand.  TOE Japan managed the production and DVD distribution of the film in Japan, Asia and parts of Europe.  Straight Jacket was a stylish action animation film about fighting against magic from another world, and was released in theatres in late 2007, in Japan, the United States, the United Kingdom, Canada, France, Belgium, Luxemburg, Switzerland, Monaco, Andorra, Germany, Italy, the Netherlands, Austria, Russia and the Commonwealth of Independent States (including Azerbaijan, Armenia, Georgia, Moldova, Kazakhstan, Kyrgyzstan, Tajikistan, Uzbekistan, Turkmenistan, Ukraine, Republic of Belarus, Lithuania, Latvia and Estonia). The rights were also sold to Hong Kong, including Macau, and Iran.

Also in 2007 TOE Japan managed the animated production and invested in Polyphonica, a Japanese series telecast in 2007 and 2008.  Polyphonica was a fantasy about how teenagers control their genies with music to maintain order in the world.

In 2007, as TOE Japan’s growth continued in Japan, it formed its first subsidiary outside of Japan (“overseas”) in the United Kingdom and opened an office in London.  In 2008, TOE set up a branch office in Korea and in 2009, TOE Japan set up a subsidiary in Singapore and a branch office in Russia.  In 2010 TOE Group set up a sales office in Los Angeles.  Said offices were set up in order to facilitate business expansion in those markets.  Offices have limited staff, operating mainly with the assistance from the main office in Ebisu, Japan.  Our representative in the London office has recently resigned leaving the office dormant until a replacement is found.

Currently we are engaged in two industry segments (i) film entertainment, which consists principally of production and distribution of animated and live action feature films, including the distribution of such films on DVD and Blu-ray Discs, and (ii) publishing and distribution of books.

In addition TOE Group controls the intellectual property rights to 25 films, including both animated and live action.  TOE Group derives its revenue from these rights through the receipts of royalties.  Depending on the nature of the intellectual property, royalty revenues can be derived from various distribution channels as stated below.

For the fiscal year that ended March 31, 2010 approximately 10.5% of revenue came from the publishing and distribution of books, approximately 67.3% of revenue came from producing and distributing animated films for theatrical and television release, approximately 6.7% of revenue came from producing and distributing live action films for theatrical release, and approximately 15.5% of revenue came from distribution of DVDs and Blu-ray Discs.  For the fiscal year ended March 31, 2011 approximately 6.6% of revenue came from the publishing and distribution of books, approximately 42.1% of revenue came from producing and distributing animated films for theatrical and television release, approximately 11.7% of revenue came from producing and distributing live action films for theatrical release, and approximately 39.6% of revenue came from distribution of DVDs and Blu-ray Discs.

	Fiscal Year End March 31,
Revenue	2010	2011
	Actual
Publishing and Distribution of books	$1,138,916	$872,277
Producing and Distributing of animated films	11,005,928	6,888,597
Producing and Distributing of live action films	-	1,882,628
Distribution of DVDs and Blu-ray Discs	1,686,619	6,382,946
Total	$13,830,823	$16,026,448

TOE Group’s revenue for the fiscal year ended March 31, 2011 and for the six month period ended September 30, 2011 was $16,026,448 and $10,763,832, respectively.  TOE Group’s net income (loss) for the fiscal year ended March 31, 2011 and for the six month period ended September 30, 2011 was $(2,008,846) and $1,094,042, respectively.  TOE Group’s comprehensive income (loss) for the fiscal year ended March 31, 2011 and for the six month period ended September 30, 2011 was $(2,296,143) and $816,907, respectively.  To September 30, 2011 TOE Group’s cumulative net losses and cumulative comprehensive loss were $5,115,353 and $602,998, respectively.

Corporate Structure

The chart below depicts our corporate structure.  As depicted below TO Entertainment, Inc. (IBI) owns 100% of the capital stock of T.O Entertainment, Inc., a Japan corporation, T.O Entertainment, Inc. owns 100% of the capital stock of T.O Entertainment United Kingdom LTD, a United Kingdom corporation, (“TOE UK”); 100% of the capital stock of T.O Entertainment Rus LLC, a Russia limited liability company, (“TOE Russia”); and 66.67% of the capital stock of T.O Entertainment Singapore PTE LTD, a Singapore corporation, (“TOE Singapore”).

In order for TOE Singapore to be recognized as a Singapore corporation and be eligible for government funding and bank loans, at least 30% of TOE Singapore must be owned by a Singapore corporation or a Singaporean. Accordingly, 33.33% of the outstanding shares of TOE Singapore have been transferred to a director and employee of ours, to facilitate our operations in Singapore.

Current Operations

TOE Group is currently engaged in two industry segment, (i) film entertainment, which consists principally of production and distribution of animated and live feature films, including distribution of such films on DVD and Blu-ray Disc, and (ii) book publishing and distribution.  Our operations are currently in Japan, Singapore, the United Kingdom, and Russia.  In excess of 90% of our revenue is derived from the film entertainment industry.  Geographically over 90% of our revenue is generated in Japan.

Film Entertainment:

Production

TOE produces both animated and live action films.  The genre of animation produced by TOE Group ranges from authentic Anime (Japanese Animation) originating from light novels and magna (Japanese comics), to films based on popular Role Playing Games.  Feature films produced and distributed by TOE Group include action, comedy, drama and documentaries.

TOE Group utilizes three types of production scenarios for both animation and feature films; committee (partnership), co-production, and self-production.  The basic difference between these three scenarios is in the number of parties involved in the production process.  In the committee production scenario, which generally involves 5 or more participants, each participant invests in the project, and decision making authority is shared by all of the participants.  Although a committee production scenario has the benefit of reducing the amount of money each party is required to invest in a particular project, it also reduces the amount of authority or control which each party has over the production process because decisions are generally made by a production committee. TOE Group frequently uses the committee production scenario for projects produced in Japan for which it will seek out and join forces with other domestic companies involved in different aspects of the production, packaging and distribution process.  Each of the other participants will sign a contract agreeing to invest in the project and to be a member of the production committee with TOE, and in most cases TOE will act as the administrative agent for the committee.   Profits from the completed project are shared by committee members on the basis specified in their initial agreement

The co-production scenario is similar to the committee production scenario except that it generally involves only between 2 and 4 participants.  As a result, each participant is required to make a proportionately larger investment, and each participant has the ability to exercise a greater degree of control or influence over the production process.  In the co-production scenario, and largest investor generally has the most authority or control in the production process, and profits from the completed project are shared by the participants in accordance with the terms of their agreement.

For projects produced by TOE using the self-production scenario, it is the only investor in the project, and bears all of the risk associated with project.  However, it also has full control over the production process and retains all of the profits from the project.

Most animated films produced for the domestic market in Japan are produced using the committee (partnership) production scenario.  One example of this type of project is the animated film, Idiots, Tests and the Summoned Beasts which was produced by the “Idiots, Tests and the Summoned Beasts Production Committee” made up of Media Factory Inc. (DVD Packaging), Lantis Co. Ltd. (Music), Cospa Inc.(Cosplay Apparel Maker), Silver Link Inc. (Animation Production House) and TOE Group.

In the co-production scenario, both TOE Group and our partner(s) are credited as producers of the project. This scenario is more common for TOE Group when we work with another company located overseas.  TOE Group acts as the Executive Producer and is responsible for the production of the project.  Distribution is split between the overseas partner and TOE Group.  TOE Group will retain the distribution rights for Japan and for overseas territories not covered by the overseas partner.

Examples of films produced using the co-production scenario are Dragon Age, Love Eternal and Endless Day.  Dragon Age is a co-production done with FUNimation, a major sales agent of Japanese content in the United States of America.  Another major partner in the co-production scenario is often government bodies around the world.  For instance, Love Eternal is to be approximately 32% funded by the Irish Film Board and approximately 9% funded by the Netherland Film Fund, and Endless Day is 50% funded by the Media Development Authority of Singapore.

In the self-production scenario TOE Group has total control over the production and distribution of the project and retains all profits and revenue from the project.

Most of the Japan animations are produced under the production committee scenario. The actual work done on the animation is outsourced to various vendors which is common in the industry.  All the work is monitored by TOE Group.  After other vendors have submitted their work, TOE goes through the final review process, arranges for any necessary final additions or modifications, and delivery of the final product to the production committee which is then responsible for the distribution of the product.

TOE Group has limited production facilities.  As is common in the film industry, subcontractors are used  in various phases in the production process.  In the case of both animation and live action film, in order to complete production, we subcontract with necessary talent and technicians including directors, script writers, animators, and others, on a project by project basis.

In the case of animation, TOE contracts with an animation production studio or production house.  The contract with the studio will be at an agreed upon price and under the contract, the studio is responsible for delivery of the project.  The contract price will normally include all of the steps to complete a project from pre-production, through production and post-production phases.  In some instances, different studios are engaged for completion of the pre-production, production and post-production phases.   In such cases, TOE Group manages the process to insure that the various studios that are involved produce a quality product on a timely basis.

Animated films produced by TOE Group range in length from 70 to 100 minutes.  The average cost to produce these animated films, including all sub-contractors, is approximately US $2.5 million.  These productions produce revenues for an average of approximately 3 years.  The revenue is derived from distribution through theatrical release, post theatrical release, television broadcast and DVD and Blu-ray Disc Distribution.  In some cases distribution might begin with television broadcast and then go to DVD and Blu-ray Disc Distribution.  Most productions derive revenue from all of our modes of distribution.

The following is a listing of animated films we have produced:

Title

Release date

.

Genre

Channels of Distribution

Profit Sharing

Percentage

Zettai Shougeki:

Platonic Heart

2008

Action

Brosta TV

5%

Macademi Wasshoi!

2008

Comedy

Enterbrain

42.5%

Polyphonica

2009

Action

Softbank Creative

10%

Umi Monogarari

2009

Fantasy

Matsutake

N/A

Sasameki Koto

2009

Love Comedy

Media Factory

25%

Monologues of

Universal Transverse

Mercatore – Egg Man

2008

Horror

T.O Entertainment

100%

Straight Jacket

2008

Fantasy

T.O Entertainment

50%

Idiots, Tests and

Summoned Beast

2010

Comedy

Media Factory

20%

Legend of the

Legendary Heroes

(DenYuuDen)

2010

Action Fantasy

T.O Entertainment

45% (as of Jan 2012)

MM!

2010

Comedy

Media Factory

15%

Freezing

2011

Action

Media Factory

20%

Majikoi! –OH!

Samurai Girl

2012

Action

Pony Canyon

22.5%

Dragon Age

2012

Fantasy Action

T.O Entertainment

50%

Mass Effect

2012

Space Action

T.O Entertainment

50%

The production of live action films is slightly different in that sub-contractors are engaged to do the actual filming, manage the production location, engage the post production house for editing, special effects sound mixing, and prepare the film for delivery.  In such cases, TOE manages the process and is responsible for the budget.

Feature films produced by TOE Group range in length from 85 to 120 minutes.  The average cost to produce these feature films, including all sub-contractors, is approximately US $600,000.  These productions normally produce revenues for 3 years.  The revenue is derived from distribution through theatrical release, post theatrical release, television broadcast and DVD and Blu-ray Disc Distribution.  Most productions derive revenue from all of our modes of distribution.

The following is a listing of feature films we have produced:

King of Tokyo

2008

Documentary

T.O Entertainment

100%

End Call

2008

Horror

T.O Entertainment

50%

RoboGeisha

2009

Fantasy

Kadokawa Contents

30.91%

The Town

Chernobyl Built

2011

Documentary

T.O Entertainment

100%

Endless Days

2011

Romance/ Action

Akanga Films

25%

TSGUARU

2011

Human Drama

T.O Entertainment

11%

Men’s Egg –

Summer Beat

2011

Teens Drama

Kadokawa Contents

26.2%

Kunoichi Ninpô-chô –

Kagenotsuki

2011

Action/ Ninja

King Records

30%

Distribution

Once completed, a project enters the distribution phase.  Film distribution encompasses the exploitation of films in theaters and in post-theatrical markets such as home video, pay-per-view, pay television, broadcast television and other markets. The Company currently generates only a small amount of revenue from distribution through pay-per-view, pay television, and broadcast or cable television.

Theatrical Distribution

Theatrical distribution of a film involves the licensing of the film to theaters, the manufacture and distribution of release prints or digital medium to theaters, and the promotion of the film.  Revenue generated by a particular film release is directly affected by the amount spent on the advertising and promotional campaign.  Distribution costs incurred can vary significantly depending on the number of screens (auditoriums within theatres) that the film is expected to show on as well as expected competition from other films scheduled for release at the same time.

The distributor and exhibitor generally enter into an arrangement providing for the exhibitor’s payment to the distributor of a percentage of the box office receipts for the exhibition period.  The distributor’s percentage of box office receipts generally ranges from an effective rate of 40% to over 50%, depending upon the success of the motion picture at the box office.  The percentage of box office receipts payable to a distributor generally diminishes over time depending on the amount of time a film plays in a theater.  Distributors carefully monitor theater gross receipts to ensure that the exhibitor  properly accounts for box office receipts and pays all amounts due.

In certain instances, TOE Group contracts with a third party to distribute its films.  Distribution contracts vary in their terms depending on the distributors’ level of interest and confidence in each title. While all distribution contracts have similarities, certain factors such as area of distribution, duration of contract, types of rights, and minimum guarantee amounts often differ depending on the film title which is involved.  Other details such as payment schedule, delivery of royalty reports and protection of TOE Group rights over the titles remain very much the same.

Post Theatrical

Post theatrical distribution includes the sale and/or license of DVD’s and Blu-ray Discs.  The sale or rental of these products occurs in a variety of retail outlets such as video specialty stores, mass merchants, and convenience stores.

Recently films have become available through various companies for rental by mail or by download from the internet.

Normally the post theatrical release occurs 3 to 6 months after the theatrical release.

Pay-Per-View, Video-On-Demand

Pay-per-view (“PPV”) television allows cable and satellite television subscribers to purchase individual programs, including recently released motion pictures on a “per use” basis.  The subscriber fees are typically divided among the program distributor, the pay-per-view operator and the cable system operator.

Video-On-Demand is a method of delivering films to subscribers to view them when they want to see them.

Pay TV

Pay Television allows subscribers to view premium channels that are offered by cable and satellite system operators for a monthly subscription fee.

Broadcast and Basic Cable Television

Broadcast television is a free service which provides programming over the air.  Basic cable is a fee based service which provides programming via cable or satellite transmission.

Broadcasters, cable and satellite systems pay fees to distributors for the right to air programming a specified number of times.

DVD and Blu-ray Disc Distribution

In addition to content produced by TOE Group, we may on occasion purchase the license right to create and distribute DVD and Blu-rays Discs of products produced by other companies.  In such cases, TOE Group outsources the manufacturing and packaging of the DVDs and Blu-ray Discs and is generally directly involved in making plans for marketing and sale of final products.

TOE’s profitability is based on its ability to control the cost of production through careful selection of the production houses and other subcontractors, monitoring of ongoing projects as to cost and budgets, and selection of the most appropriate distribution channel for its products.

Book Publishing

TOE Group’s initial business was that of representing authors and creative talent.  As a result of the relationships that TOE Group had with the authors it was a logical step to begin publishing their works.  In addition to the works TOE Group publishes that are created by authors they represent, TOE Group also acquires the rights to translate foreign (non-Japanese) titles to be published in Japan.

All books start from planning of the theme, identifying the target reader, the author, and the appearance of the book. There are cases whereby creators come to TOE with their theme and proposal and cases whereby TOE comes up with its own themes and proposes it to authors.  Depending on the content of the book, interviews may be carried out and illustrators are given instructions to illustrate with words or diagrams. After the content has been compiled and proofread, the content is then sent for printing, binding and delivery of the final product.   For books which are self-developed, TOE takes all roles in the project except that of the actual printing of the books.  These roles include planning, market research, writing and editing, and marketing and sales.  Sales would also include planning of events such as autograph signing sessions.

More than 90% of Japan’s domestic publishers do not print and distribute their own titles.  Instead, they engage professional printing companies and distributors to help bring their books to the shelves in bookstores.  TOE Group follows a similar business model by outsourcing the actual printing and distributing to other companies.  TOE Group will usually engage a number of publication wholesalers who will distribute the books to retail locations.  In some instances TOE Group will sell directly to retailers when such sales will not compete with the distributor.

As with film entertainment, profitability is based on TOE’s ability to select the most appropriate sub-contractors and to manage the publishing process.

The following is a partial listing of books we have published:

Title	Release date	Author
Hanshin Fan's Economic Revolution	October 2003	Kouichi Kunisada
DEAD LEAVES	May 2004	-
Letters on Wall ~Paul Auster Poem Collection~	February 2005	Paul Auster
Life of Laughing Pig	September 2005	Masahiro Nakatani
Creating Jobs in Favorite Cities	November 2005
The Fairy-Tale Book	January 2006	-
Edge ~ A Collection of Paintings ~	June 2007	-
Edge 2 ~ Samurai of the Future ~	November 2007	-
Raymond Savignac Autobiography	November 2007	Raymond Savignac
Despairing Man	January 2008	Katsumi Shirai
People Have To Get A Job, So We are.	April 2008	Yoshinobu Akita
You Will Sleep In The Forest One Of These Days	June2008	Kei Ooishi
Comiket Attack	August 2008	Roy Kawakami
Hanshin Fans' Rules of Life	October 2008	Kouichi Kunisada
The Rolling Stone Interview Collection	December2008	Jan S. Wenner
The TV Column	March 2009	TV Column Project
Happiness!	April 2009	Roberto Shinyashiki
The TV Column 2	June 2009	TV field society
CATS!	July 2009	Stephen C. Lundin
The TV Column 0	August 2009	TV Column Project
Ashikaga Incident & Matsumoto Sarin Incident	September 2009	Toshikazu Sugaya/Yoshiyuki Kono
Official book of Yang-bo Ma-bo	October 2009	-
The TV Column ~Osaka~	November 2009	TV Column Project
Yoshinobu Akita Box – Perfect Collection	December 2009	Yoshinobu Akita

Hakkeyoi, In The Shade of Palms	January 2010	Sumio Kurasawa
Discovery of Castles	February 2010	Yuuichi Motooka
Chigo and the Red Heart - When You Wish Upon a Star	April 2010	Yuiga Satoru
Japanese Rock Artists Interview Collection	April 2010	Masayoshi Koshitani
Creating Jobs By Helping People	May 2010	Shigeru Yamamoto
We Are All Kotodama with Light of Happiness	June 2010	Mariko Kawakami
Show Business' Horror Stories-Broadcast Forbidden	June 2010	Geinokai No Kowai Hanashi Project
Show Business' Horror Stories-Broadcast Forbidden2	August 2010	Geinokai No Kowai Hanashi Project
Formal Name Encyclopaedia	September 2010	Formal Name Project
Get Beauty! Esthetic Using Ears' Energy Spots	October 2010	Shinsuke Sakuta
Show Business' Horror Stories-Broadcast Forbidden3	October 2010	Geinokai No Kowai Hanashi Project
The Sandwich Swap (Picture Book ver.)	November 2010	Al Abdullah of Jordan
The Sandwich Swap (Normal ver.)	December 2010	Al Abdullah of Jordan
Show Business' Horror Stories-Broadcast Forbidden4	December 2010	Geinokai No Kowai Hanashi Project
Chinese Real	December 2010	Minetoshi Yasuda
Show Business' Horror Stories-Broadcast Forbidden5	December 2010	Geinokai No Kowai Hanashi Project
Foolish Folk Tale	December 2010	Keiko Sootome/Toru Hosokawa
The Job Offer Column	January 2011	Jobs Offer Column Project
Show Business' Horror Stories-Broadcast Forbidden The Best	February 2011	Geinokai No Kowai Hanashi Project
Hunter Dark	March 2011	Yoshinobu Akita
(Impractical) Crisis Evasion Manual	March 2011	Crisis Evasion Manual Project
Peculiar Rules	April 2011	Peculiar Rules Project
Physical Exercise In Lying Positions	May 2011	Shinji Sakazume
Slimming Diet with Super Model Aimee	May 2011	Aimee
Gas Tank Graffiti	June 2011	Yusuke Watanabe
Show Business' Horror Stories-Broadcast Forbidden 2011	June 2011	Geinokai No Kowai Hanashi Project
Introduction to Kim Jong-un Manga	July 2011	Ha Tegyon
Tokyo Stair Girls	August 2011	-

Exploitation of Intellectual Property Rights

TOE Group acquires intellectual rights through the production of animated and feature films and its book publishing segments.  In addition we may at times purchase intellectual rights in other producer’s properties.  TOE Group earns revenues from these rights by selling or licensing them to third parties.

Plan of Operations

Fiscal year ending March 31, 2012

For the remainder of the fiscal year ending March 31, 2012, TOE Group will continue in the same model as it is currently operating.  The production of films, both animated and live action, and book publishing, will be conducted through various third party production houses and sub-contractors.  TOE staff will monitor these activities and the distribution process.

As a result of lead times on projects, TOE Group has commenced work on several new projects and also has several additional projects under consideration.  The projects which are currently in process or under consideration include the following:

Projects currently in process: Title	Type	Total Budget ($)(1)	Amount to be Invested by TOE Group ($)(2)	Start of Production	Expected Release Date
Dragon Age(3) (4)	Animated Film	TBD	TBD	March 2010	2012
Mass Effect(3) (5)	Animated Film	TBD	TBD	June 2010	2012

Familiar of Zero(8)	Animation Series	2,205,000	441,000	December 2010	March 2012
Ambition of Nobuna Oda(9)	Animation Series	2,250,000	450,000	April 2011	June 2012
Dusk maiden of Amnesia(10)	Animation Series	2,299,375	459,875	May 2011	June 2012

Endless Day(12)	Feature Film (Singapore)	960,000	240,000	October 2010	May 2012
Love Eternal(13)	Feature Film (UK)	3,300,000	150,000	2011	2012

To Be Announced(14)	Drama Series (Korea)	240,000	TBC	November 2011	TBC

Sorcerous Stabber Orphen: 6(18)	TO Books	159,469	159,469	-	February 2012
Sorcerous Stabber Orphen: 7(18)	TO Books	159,469	159,469	-	2012
Sorcerous Stabber Orphen: 8(18)	TO Books	159,469	159,469	-	2012

Projects currently in planning stage:

Title	Type	Total Budget ($)(1)	Amount to be Invested by TOE Group ($)(2)	Start of Production	Expected Release Date
To Be Determined (“TBD”)(3)	Animated Film	3,750,000	1,875,000	November 2010	2014
To Be Determined 2 (“TBD”)	Animation Series	2,112,500	633,750	2011	October 2012
To Be Determined 3 (“TBD”)	Animation Series	2,250,000	450,000	2011	January 2013
Dakara Boku-wa ‘H’ ga Dekinai (19)	Animation Series	2,175,000	652,500	2011	July 2012
Rakuen no Inu(20)	Feature Film & Film Distribution	1,437,500	431,250	2012	2013
To Be Determined 4 (“TBD”)	Feature Film & Film Distribution	1,875,000	562,500	September 2011	Jan 2012
Yuugi(21)	Feature Film & Film Distribution	375,000	375,000		2012
Sorcerous Stabber Orphen : Separate Journeys New Edition 1 to 10(22)	TO Books	460,000	460,000	-	September 2011 to May 2012

(1)

Total budgeted cost including amount contributed by all committee members and co-producers.

(2)

TOE Group Share of production cost included in total budgeted cost.

(3)

TOE Group, together with Electronic Arts Inc. (“EA”), a well-known U.S. game development company based in California, and FUNimation, one of the largest animation distributors in the U.S., have formed an international co-production agreement to produce 3 animated titles based on EA game properties. The titles are expected to be distributed internationally for the big screen, on DVD and other possible outlets.  Two of the three titles have been identified and the third is to be determined.

(4)

Dragon Age was a video game released in November of 2009 in North America and Europe on XBOX360, PlayStation, and PCs selling over 4 million units and becoming one of the most popular fantasy role-playing games for adults.    The total budget for this project, and the amount to be invested by TOE Group are to be determined.

Director: Fumihiko Sori (Produced "Appleseed", Directed "Vexille", "Ping Pong", "Tomorrow Joe (live action)")

Animation production: Oxybot

(5)

The first Mass Effect was a game released from 2007-2008 and the second in 2010 in North America and Europe on XBOX360, PlayStation, and PCs selling over 6 million units and becoming the most popular science-fiction/action RPG for adults in recent memory.

Director: Atsushi Takeuchi (Directed "Clone Wars" series, Storyboards, Art Design "Sky Crawler", Mech Design "Ghost in the Shell")

Animation production: Production I.G.

The total budget for this project, and the amount to be invested by TOE Group, are to be determined.

(6)

Idiot, Test and Summoned Beasts (Season 2)

School, Romantic Comedy; 25mins×13 episodes

An anime based on the Japanese light novel of the same name written by Kenji Inoue.  The original work supported by four generations has won the first prize of the 8th Entertainment Special Award, and also has made it into the first place of the national “bestselling light novels!” in 2010, the third places in 2009 and 2011. Still remaining as one of the most popular light novels, it has sold more than 5,300,000 copies as the total.

(7)

MAJIKOI –Oh! SAMURAI Girl-

Samurai Girl Love Battle Comedy; 25mins×12 episodes

Original work (game), “Kimi ga Aruji de Shitsuji ga Ore de (released by Minato Soft)” has won the second prize of the Moe game awards 2009, and also sold more than 80,000 units. This school comedy about cutes heroines who are all female samurai is largely supported by men in their 20~40s which generations have strong purchasing power.

(8)

Familiar of Zero

Fantasy; 25mins×12 episodes

An anime based on the Japanese light novel, “The Familiar of Zero”. Not only has the original work been made into a manga series, but an animated one, a game as well.  As this bestselling series will be completed in 2012, the 4th season of the animated one is going to have the biggest marketing and promotion scale.

(9)

Ambition of Nobuna Oda

Girl History Love Comedy; 25mins×12 episodes

This anime is based on the light novel, “Ambition of Nounaga Oda”, written by Mikage Kasuga (published by Soft Bank creative GA-Bunko). The one of a major Daimyo during the Sengoku period of Japanese history, Oda Nobunaga, has been turned into a pretty girl "Oda Nobuna" in this love-comedy novel.  Not only including Moe (lovely girls) element, but this novel also includes the real historical and geographic elements. Studio Go-kumi, a production company that has produced many hit titles and been well known in Moe-genre is going to animate this book.

(10)

Dusk Maiden of Amnesia

School Mystery; 25minsx13 episodes

“Dusk maiden of Amnesia”, the comic book written by MAYBY and published by Square Enix Holdings Co., Ltd finally will be animated with the staff which have produced “Baka and Test - Summon the Beasts” in 2010 and made it to a hit animation in 2010 and 2011. The story is a Horror Love-Comedy between a beautiful ghost girl who wants to find out why she died and a high school boy who can see her.

(11)

Men’s Egg Drummer

The annual “moon viewing festival” at the temple is coming up and the son of a head priest, Keita, is put in charge of the main attraction, Taiko drumming. He puts out a call for participants and his old pal, one of the top models for Men’s Egg magazine, charismatic Rui, shows up for the audition bringing in a pack of Gyaru-o for his friends. The Gyaru-o then starts to cause some excitement. This film touches on elements of youth, friendship and endurance.

(12)

Endless Day

Endless Day is a project 50% funded by the Media Development Authority of Singapore. Together with another Singapore Production House, Akanga Film Asia, this story depicts a love story about a Japanese soldier and a Eurasian Malay girl after World War 2. Currently in the post-production stage, this feature film is expected to make its debut in the European Film Markets before the theatrical release in Singapore in 2012.

(13)

Love Eternal

A Co-Production with Dublin, Ireland based on the novel, “Loving the Dead” by TOE Group writer, Kei Oishi. This film is developed with the assistance of the Irish Film Board and with go into production late 2011.

Love Eternal depicts the dark desire of the protagonist whom was in the midst of attempted suicide. What distracted him was a suicidal group of six that arrived in a van before him. While he was examining the mass suicide, he was attracted to the beauty one of the girl in the group and decided to do something outrageous.

(14)

TBA (Korean Drama Series)

We plan to co-produce a television drama series with the Korean SBS channel. The budget for each episode is estimated to be around $15,000 with 16 episodes, making the total budget $240,000. The story will be based on a Japanese comic and the director and cast will all be Korean. The expected date of start of production is November 2011.

(15)

The World of Edena

Translation of "Le Monde d'Edena" a series of graphic novels by French artist Moebius that are known to have had a lot of influence on Japanese creators and artists.

(16)

Manga Introduction to Kim Jong-un

Kim Jong-un was officially introduced as Kim Jong-il’s successor, the heir of the General Secretary of the Workers' Party of Korea on 28th September 2010.  This comic book intangibly explains the mysterious young heir and three generations of hereditary dictatorship.

(17)

Rock Connections

Explores the histories, behind-the-scenes secrets, and biographies music celebrities from the last 50 years. From Elvis Presley to Coldplay, the evolution of the most important acts is traced.

(18)

Sorcerous Stabber Orphen “New Series”

The bestselling light novel series, “Sorcerous Stabber Orphen” written by Yoshinobu Akita has sold more than 12 million copies and also been made into comics and animations.  The brand new series, consisting of 5 titles, of the best seller finally makes a comeback. In addition, the previous edition will also be repackaged and released gradually starting next year.

Part 1 and 2 of this series was previously included in the “Akita Box” that sold 13,000 copies in total. Part 3, 4 and 5 are completely new and more marketing tools such as free small pamphlets will be given out. Thus, a greater budget is allocated to these titles.

(19)

Dakara Boku-wa ‘H’ ga Dekinai

An anime based on the light novel, “Dakara Boku-wa ‘H’ ga Dekinai (published by Fujimi Fantasia)” is currently under planning.  T.O Entertainment has been negotiating with the partners. The production studio and the director have been locked down and the anime has proceeded into the preproduction.

(20)

Rakuen no Inu

Tamiko, a newscaster who was almost dismissed, decides to succeed her family business, a farm house after the death of her father. But due to her strong pride, none of the locals dare to help her. Making use of the 7 peculiar women she managed to gather, she started farming “only with women”. Although things do not go well Tamiko makes up her mind to challenge all the situations with her controversial pride.

A feature film project of one of the most remarked directors in Japan, the winner of new director award in 2009 at Directors Guild of Japan with overwhelming numbers of female fans.

(21)

Yuugi (Ghost Play – Working Title)

This horror is set at a condominium in a particular housing estate in Japan. Just like any other housing estates, this condominium has many playful kids who can’t get enough of pranks. However, the pranks escalate and it becomes difficult to think of them as normal little kid pranks. This thriller then unfolds the history behind the estate and the secret behind these kids.

The script is written by Mr. Keisuke Makino, a scriptwriter that has written many popular dramas for the Tokyo Broadcasting System, one of the most popular television channels in Japan.

We have on board, Mr. Masanori Adachi, as the director of this film. He was the Assistant Director of “BE-BOPHIGHSCHOOL” to Director Mr. Kazuhiro Kiuchi, “Minna~Yatteruka!” to Director Mr. Takeshi Kitano, “The Ring” and “The Ring 2” to Director Mr. Hideo Nakata, “The Grudge”, “The Grudge 2” and they Hollywood version of “The Grudge” to Director Takashi Shimizu.

The world renowned director, Mr. Takashi Shimizu, the director of the Hollywood version of “The Grudge” will also come on board as the Executive Producer of this project. TOE’s connections with Mr. Shimizu can be traced back to the CEO’s days back in Kadokawa Group Publishing Co., Ltd.

(22)

Sorcerous Stabber Orphen Separate Journeys New Edition 1 to 10

The series, " Sorcerous Stabber Orphen Separate Journeys “, whose accumulated sales was more than 12 million copies, has been out of print. The  entire out-of-print 20 volume series has been  newly edited into 10 volumes (each new volume contains 2 of the old), and the edited volumes are now being published.  Publication of the edited volumes began in September, 2011, and will continue on a monthly basis through June 2012.

Need for Capital

Film makers can generally be divided into two categories: (i) companies that have their own studios and production facilities, and (ii) companies like TOE Group that extensively use outsource service providers. While the companies with their own facilities require funds to build physical facilities to initiate production, companies that use third party vendors require funds to develop and start production. Both animated and live productions require costs to be incurred prior to their release.  These expenditures are often made well in advance of the anticipated revenue flow.  Previously, TOE has relied on funding from committee members and co-producers as well as its own sources which have included cash flow from operations and short term borrowings.  The amount of capital required and the timing will depend on the production schedule of planned projects, TOE’s ability to attract members of a productions committee and cash flow.  If TOE is unable to attract partners or generate sufficient cash flow we will be required to raise additional funds either in the form of capital or debt.  There are no assurances that we will be able to raise the necessary capital or debt to carry out our current plan of operations.  In the case that we cannot fund all of the projects currently planned we will be required to prioritize those projects and put some on hold until funding is available.

Facilities and Manufacturing

Our corporate office occupies 3,550 square feet and is located in Ebisu, Tokyo, Japan.  In addition we occupy 200 square feet of office space in the central business district of Singapore.

As is common in the entertainment industry, as an independent film producer we have no production facility.  We contract out all of our production needs to sub-contractors.  We work with approximately 20 companies located in Japan, and some of these companies further sub-contract to companies located in China, Korea and the Philippines.  We choose our sub-contractors based on reputation and their strengths in particular areas.  These companies may outsource to other companies to complement their work.

Based on the structure using sub-contractors we do not have the constraints of owning facilities and believe that we are not limited in our growth potential.

Products

We produce and distribute animated films.  The genre of animation produced by TOE Group ranges from authentic Anime (Japanese Animation) originating from light novels and manga (Japanese comics), to films based on popular Role Playing Games.  We also produce feature films including action, comedy, human drama and documentaries.

Our book division publishes light novels written by authors we represent and novels we translate from other languages into Japanese to be published and distributed in Japan.

Utilizing the intellectual property rights we own or contract for, we produce DVDs and Blu-ray Discs.

We distribute all of our products either ourselves or through third party distributors.

As a result of our products produced we have certain intellectual property right.  We license or sell these rights to third parties.  In addition to those rights which we acquire as a result of our productions from time to time we buy rights to license or sell.

Competition

We face substantial competition from a number of providers of similar services and products.  Many of our competitors have substantially greater financial, manufacturing, marketing and technical resources, greater name recognition and better customer allegiance than the Company.  Our competition includes Showgate Inc. and. Asmik Ace Entertainment Inc.  Showgate, the subsidiary of Japan’s second biggest advertising company Hakuhodo Inc., shares similar business with TOE Group.  They are involved in distribution, DVD sales, Television Animation production and Live Action production. Asmik Ace, the subsidiary of the Sumitomo Corporation, not only shares similar business with TOE Group, but is also involved in games production. Our competitors are generally bigger than TOE Group.

The main market we compete in is Japan.  There are more than 660 production companies in Japan.  Of these 420 produce animation and 240 produce feature films

Current State of the Animation market in Japan:

According to statistics published by the Japanese image software society, the number of animated films produced each year for distribution in Japan has decreased from a peak of 313 works in 2006 for both TV and theatrical animation to 251 in 2010. There is also a decreasing trend of the DVD and Blu-Ray Disc sales after the peak in 2005.  However, the screening of animation in theatres is increasing.  Box office sales increased from ¥28,000,000,000 (approximately $362,217,000) in 2006 to ¥33,700,000,000 (approximately $428,077,000) in 2010.

Current State of the Feature Film market in Japan:

According to Motion Picture Producers Association of Japan, box-office profit in Japan grew 7% in 2010 from the previous year to ¥220,700,000,000 (approximately $2,862,925,000) and is at the highest level in the past 10 years. The attendance figures increased to 174,360,000 million people representing a 3% increase while the number of screens leveled-out at 3,412. The average ticket price in 2010 was ¥1,266 yen (approximately $16.40 representing a 4% increase from 2009.  This is due to higher prices for 3D films.

Customers

Our customers can be divided into two categories, Business to Business (“B to B”) and Business to Consumer (“B to C”).

We sell directly to broadcasters, internet providers, movie theatres, and music retailers.  We also utilize third party distribution companies who sell to the same type of customers.

In media developing countries, the media industries are mostly managed by the government and hence, make the various media development government bodies our customers as well. An example would be the Media Development Authority (MDA) of Singapore. The MDA is a co-investor of our production of “Endless Day” in Singapore. “Endless Day” is being co-produced by our Singapore Branch and another local production house which makes MDA a customer of ours  as well.

In certain instances we sell directly to the general public. TOE Group operates an online shop selling Books, DVDs and Blu-ray.

We are not dependent on any single customer.

Markets

Although our sales are mainly in Japan, Singapore, Russia and the US where we have offices, we intend to continue to make an effort to distribute our titles to content markets throughout the world.  Some of the other territories that we sold to between April 2010 and March 2011 are France and Taiwan.

Sales and advances received during the year ended March 31, 2011 were as follows:

Country	Sales (¥)	Sales ($) exchange rate ($0.01167/¥1)
Japan	¥1,363,741,045	$15,914,858	99.3%
United States	1,613,303	18,827	0.1%
Others	7,948,853	92,763	0.6%
TOTAL	¥1,373,303,201	$16,026,448	100.0%

We have sold a limited amount to Australia, Canada, Germany, Italy and Hong Kong.

Suppliers and Raw Material

Our suppliers include the sub-contractors we engage in our production process.  We use a variety of sub-contractors and have established relationships with them over a period of time.  None of our sub-contractors are exclusive.  We are not dependent on any single one of our sub-contracts.

Marketing and Distribution

We generally obtain new projects either through self-development or through joint development with other companies.

In the case of self-development, TOE Group typically initiates the process and develops the content with in-house creators, producers, scriptwriters and staff. During the process of development, we will present our ideas to potential partners and finalize the content with them.  However, there are also cases in which partners bring us their partially developed content and we finish the development.

While self-development gives us a free hand in the themes and style of content development, this also usually means that we will receive limited investment in the project from third parties.   This normally happens in the book publishing portion of our business.

In the case of joint-development, we are able to overcome the lack of funds by joining forces with one or more partners. However, this also means that the development of the content must secure advance approval from more parties. Hence, the creative freedom of the creators is somewhat restricted. Joint-development is extremely common for the production of Television Animation Series for TOE Group.

In many cases, TOE is asked to participate in joint-development projects because of its recognized industrial strength in managing the production process through recruitment of human resources for completion of various aspects of the production process including directors, scriptwriters, animators and supervising and coordinating the entire production process.   In the case of live action movies, TOE’s responsibilities would also typically include management of the production budget.

Marketing and Distribution of Products

In TOE Group, marketing of our contents starts from the development stage and an effort is made to incorporate and reflect marketing information and results in production and other creative outputs.

A budget for advertising and promotion is established and set aside at an early stage of the production process.  This is to enable all parties involved in the production process to project returns and forecast recoupment. Furthermore, it is common for an entertainment company like ours to form partnerships with media and internet related companies. Depending on our partners’ business, the type of marketing may be decided at the same time we sign agreements with partners.

In the situations in which we decide on the marketing fees at the commencement of the project and include media companies as our partners, it reduces our risk of investment. However, this type of arrangement creates the possibility that the marketing may not be fully utilized after production and it also limits our freedom in implementing marketing schemes.

TOE Group attempts to focus its production efforts on contents for which it believes there is already an established and identifiable audience segment, rather than developing content which targets a larger general audience.  The Company refers to the established audience for particular content as “core users” of that content.    We believe we are better able to anticipate merchandising sales for contents with core users, because their presence helps to guarantees that we will be able to successfully remake the original content into an animation or feature film.  Focusing on content for which there is an identifiable group of core users also allows us to create awareness with minimum effort and cost.

As the content of these works is generally designed to appeal to a particular audience segment instead of a larger general audience, we will not be able to anticipate a major hit. However, the recoupment rates have been rather stable and we have been able to succeed in producing profitable projects. Furthermore, targeting fans require less marketing efforts and is also easier to make marketing plans at early stages of production.

In addition to determining the content of DVDs and Blu-Ray Discs, for purposes of marketing of the finished product,    TOE also carefully plans what is to be included in the product packaging in order to increase marketability. We might include special features such as Original Video Animation (OVA), behind the scenes footage or even related merchandise such as figurines and soft toys. TOE also plans special events such as talk shows to promote the product and negotiates with store owners to have its DVDs and Blu-ray sold in their shops.  We also sell the final products to consumers directly through our website (http://www.toenta.co.jp/store/index.html) and other channels.

In conjunction with film distribution, we makes judgments about where to screen, the number of screens, the duration of screening and the amount of budget that should be allocated for promotion based on our experience and research.  We generally choose the location for screening particular films based on factors such as the preferences owners and the genre of the crowd that visits particular theaters.  We then do B to B sales to theaters owners to execute our marketing plan.

Employees

We currently have 36 employees.  Of the 36 employees 26 are full time, two employees are located in Singapore, two employees are located in Russia, one is located in the United States and 31 are located in Japan.

Intellectual Property

The following is a listing of the intellectual property rights in which we have a profit sharing percentage:

Title	Type	%	Type of right
Polyphonica	Animation Series	10.00	Copyright
Apartment # 1303	Feature Film	13.55	License
Strait Jacket	Animated Film	81.25	Copyright
Magician’s Academy	Animated Series	42.50	Copyright
Platonic Heart	Animated DVD	5.00	Copyright
Egg Man	Animated DVD	100.00	Copyright
Polyphonica Crimson	Animation Series	32.50	Copyright
Whispered Words	Animation Series	25.00	Copyright
Robo Geisha	Feature Film	30.91	Copyright
Idiots, Tests and Summoned Beasts	Animation Series	20.00	Copyright
Book Girl	Animated Film	15.00	Copyright
The Legend of the Legendary Heroes	Animation Series	39.00	Copyright
Tsugaru Hyakunen Shokudou	Feature Film	11.00	Copyright
MM!	Animation Series	15.00	Copyright
Freezing	Animation Series	20.00	Copyright
Idiots, Tests and Summoned Beasts (OVA)	Animated DVD	20.00	Copyright
Idiots, Tests and Summoned Beasts 2	Animation Series	20.00	Copyright
Men’s Egg - Summer Beat	Feature Film	21.31	Copyright
Kunoichi	Feature Film	30.00	Copyright
MAJIKOI –Oh! SAMURAI Girl-	Animation Series	22.50	Copyright
Familiar of Zero	Animation Series	20.00	Copyright
Endless Day	Feature Film	25.00	Copyright
Dragon Age*1	Animated Film	50.00	Copyright
Mass Effect	Animated Film	50.00	Copyright

Note*1: 40% of our Intellectual Properties Rights over Dragon Age belongs to companies in Japan namely, Avex and CURIOUS that came up with the back finances.

Copyrights are the exclusive right to make copies, license, and otherwise exploit a literary, musical, or artistic work, whether printed, audio, video, etc.: works granted such right by law on or after January 1, 1978, are protected for the lifetime of the author or creator and for a period of 50 years after his or her death.

A Licensed right is a formal permission to distribute a production.

The amount invested in and the percentage of a project held by TOE is dependent on the channels of distribution that TOE will be entitled to.  The greater the number of channels of distribution, both methodology, such as theatrical, post theatrical and DVD, and geographical, the greater TOE‘s economic participation.  The following are percentages based on our prior experience.

Type of Involvement	Percentage Participation
Production	10%
Theatrical distribution	5% - 10%

DVD distribution	15% - 20%
Domestic television	5% -10%
Merchandising	5% - 10%
Music	10%
Overseas distribution	5% - 10%

For instance, our involvement in “Polyphonica” was merely production and hence, a 10% investment. For “Polyphonica Crimson”, we were involved in production (10%), DVD distribution (15%) and domestic television sales (7.5%) and thus, an investment of 32.5%. However so, the above details are not included in the contract but are guidelines for TOE Group when consideration our level of investment.

Generally, we take the stance of minimizing our level of investment while maximizing our channels of recoupment. For example, in the case of “TSUGARU”, we were involved in production, overseas sales, domestic internet sales but our investment was merely 11%. This is very favorable to TOE Group.

For cases like “Straight Jacket” and “Egg Man”, more than 50% of our invested sum comes from Tokyo Multimedia Fund. For “Magician’s Academy”, we sold the rights to receive royalty of the content for (approximately 50% of our investment) 30 Million JPY worth of investment to Mizuho Bank and got in return 30 Million JPY.

In a nutshell, there has not been a case whereby an investment greatly exceeds the guidelines stated in the above.

The ownership over IPs allows the owner to further exploit the content especially via secondary methods such as merchandising, digital distribution, games development and etc.

Government Regulation

There are no adverse government regulations in Japan or in the United States on film and animation production.

While the feature film market in Korea enjoys great freedom in expression and does not limit the language or country of production, themes related to or suggesting goodness of North Korea are restricted from public screening. On the other hand, main television channels in Korea are only allowed to broadcast animation made in Korea. For example, our co-production with Korea, “The Legend of the Legendary Heroes”, had to be authenticated under a point system in order to be recognized as a Korean production which fit for telecasting in Korea. In addition to that, the time slot available for animation broadcast in Korea are generally limited which leads to the need to adjust the content according to the targeted age group.

In Singapore, all titles have to be censored and rated by the government before they can be released to the public. The various rating will then limit the access of audience to the suitable age group.

Legal Proceedings

There are no legal proceedings pending and, to the best of our knowledge, there are no legal proceedings contemplated or threatened against us.

Risk Factors

Risks Related to Our Business

We have limited operating history and history of operating losses.

We commenced our business operation in January 2004.  Our limited operating history makes evaluating our business relatively difficult.  Our revenue for the fiscal year ended March 31, 2011 and for the six month period ended September 30, 2011 was $16,026,448 and $10,763,832, respectively.  Our net income (loss) for the fiscal year ended March 31, 2011 and for the six month period ended September 30, 2011 was $(2,008,846) and $1,094,042, respectively.  Our comprehensive income (loss) for the fiscal year ended March 31, 2011 and for the six month period ended September 30,

2011 was $(2,296,143) and $816,907, respectively.  Through September 30, 2011 our cumulative net losses and cumulative comprehensive loss were $5,115,353 and $602,998, respectively.Our future operating results may be subject to fluctuations owing to a variety of factors, including competition and success in implementing our business strategies and expansion plans.  If we are unable to generate sufficient revenue to meet our operating expenditure, we will require additional funds to execute our business plan and finance our business expansion.  There is no assurance that funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.  To the extent that we raise additional capital through the sale of equity securities, the issuance of such securities could result in dilution of the shares held by existing stockholders.  If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned product development and marketing efforts, which could harm our business, financial condition and operating results.

Our success depends on certain key personnel

Our performance to date has been and will continue to be largely dependent on the talents, efforts and performance of our senior management and key technical personnel, particularly Yui Shibata and Takeichi Honda, who have significant experience with our company and substantial relationship networks and reputations within the entertainment industry. We do not currently have employment agreements with either Yui Shibata or Takeichi Honda, and there is no assurance we will be able to continue to retain their services as our employees.   The loss of either Yui Shibata or Takeichi Honda as our executive officers, could cause delays on projects and have an adverse impact on our client and industry relationships, our business, operating results or financial condition.

We have significant amounts of outstanding indebtedness

As of September 30, 2011, we had significant outstanding indebtedness, including outstanding bank loans in the principal amount of approximately $4,679,805, and outstanding convertible bonds in the principal amount of approximately $433,459.  Our outstanding convertible bonds are due and payable in full September 30, 2012, and our outstanding bank loans, which are tied to specific projects, have various maturity dates, including a total of approximately $950,000 which are due and payable in 2012.  Our ability to meet our debt service obligations will depend on our future operations, and there is no assurance that we will be able to pay our outstanding such indebtedness when it becomes due.  Our outstanding bank loans have been guaranteed by our Chief Executive Officer, and some of them also have an additional third party guarantee from an independent commercial credit guarantee company.   Notwithstanding the existence of these guarantees, in the event we are unable to pay our outstanding bank debt or outstanding convertible bonds when they become due, our lenders could declare such debts to be in default.  A default relating to any such indebtedness could have a material adverse on our business and financial condition, could result in legal action against us, could prevent us from being able to obtain financing in the future for new projects, and ultimately could cause our business to fail.

We currently lack a credit facility.

We do not have any credit facility with respect to financing our productions.  We have primarily depended upon financing arrangements tied to specific projects for the funding of our productions.  Given the tightening of credit markets, we are seeking to establish a credit facility to provide us with more flexibility in the funding of our productions or operations.  We cannot assure you that we can secure a credit facility or that, if we secure a credit facility, the terms will be favorable to us. Without a credit facility, we will not have the same flexibility with our financing arrangements as some of our competitors and will need to continue to rely upon financing arrangements tied to specific motion pictures for the funding of our productions.

Our future success is dependent on the performance of our productions

Our future success is dependent on the public acceptance of our productions.  We cannot predict the financial success of any of our projects because the revenue derived from distribution depends primarily upon its acceptance by the public, which cannot be accurately predicted.  The financial success of motion pictures also depends upon the public’s acceptance of competing films, the availability of alternative forms of entertainment and leisure time activities. To the extent that our productions do not received favorably remark from viewers and audiences we may not recuperate the cost of our productions which will lead to continuing losses.  There is also no assurance that the revenue from the box office receipts and sales of merchandising products of the content will be sufficient to cover our cost of production.

Failure to complete self-financed and co-financed projects within budget will affect profitability.

Production and completion of motion pictures are subject to numerous uncertainties, including financial requirements and personnel availability, and the risk exposure of projects is generally unpredictable.  Due to production exigencies which are often difficult to predict, there is no assurance that our existing and future projects will be completed within budget to maintain a profit margin for each project. Should we fail to complete projects on hand or fail to complete them within budget, our financial condition and results of operations will be materially and adversely affected.

Failure to protect our intellectual property rights will have an adverse effect on our business.

There is no guarantee that we will be able to protect our intellectual property rights and in particular to cope with piracy problems successfully. The spread of piracy of videos, DVDs, VCDs and tapes of our productions may seriously undermine the receipts of sales from the authentic version of videos, DVDs, VCDs and tapes and may also have an adverse effect on a film’s merchandising products and related games (including on-line games).  In the past, various motion picture trade associations and governments have attempted to enact voluntary embargoes on motion picture exports or to impose trade sanctions on certain countries in an effort to pressure the governments of those countries to become more aggressive in preventing motion picture piracy.  If embargoes or sanctions are not enacted, or if other measures are not taken, we may lose an indeterminate amount of revenue as a result of motion picture piracy, and our profitability will be adversely affected.

Risks associated with expansion into overseas markets.

In order to capitalize on business opportunities overseas, we intend to extend regional presence in selected countries including Brazil and Malaysia.  Inherently, we face a number of business risks in conducting operations overseas, and such risks include (1) differences in legal and regulatory requirements; (2) difficulties in seeking supporting services; (3) differences in tax regimes; (4) fluctuations in currency exchange rates; (5) burdens in complying with foreign laws and regulations; (6) administrative difficulties in staffing and managing foreign operations; and (7) changes in political and economic conditions. As a foreign-controlled entity, we may be subject to more onerous regulatory or compliance requirements than domestic entities offering similar products or services. The pursuit of regional expansion plans may shift our business focus and put a strain on management and human resources. There is no assurance that the capital and other resources expended by us for our overseas market expansion plan will be recouped, or that we will be able to gain a foothold in the selected overseas markets.

Failure to successfully implement our business plans and strategies and adequate system of controls to manage future growth may adversely affect us.

We have prepared our business plans and strategies after due enquiry by reference to, among other matters, our own market position and competitive advantages, the expected future prospects of the contents production and cinema industry, the envisioned market potential of products under development and other factors considered relevant.  There is no assurance that our business plans and strategies can be successfully implemented in the future. Should there be any material change in our operating environment which results in our failure to implement any of the business plans and we are not able to formulate new development strategies to secure its future growth, our prospect may be adversely affected.

We have been expanding our operations rapidly in recent years, both in terms of size and scope. This growth may place a significant demand on our management systems and resources. We believe our ability to maintain an adequate and effective system of controls and staff management to keep pace with its growth is a critical success factor for success. Should we fail to implement the system of controls and staff management needed to support growth, our business performance may be adversely affected.

Enhancement of operational, financial and management information system may be necessary.

To continue to accommodate growth, we will be required to implement a variety of new and upgraded operational and financial systems, procedures and controls, including improvement and maintenance of our accounting system, other internal management systems and backup systems.

In achieving such system enhancements, our management team has to take up increased duties and responsibilities. Additionally, we will also need to continue to hire, train, motivate and manage its employees to provide adequate enhancement of our system. Any failure to accomplish one or more of these activities on a timely and cost-effective basis can have a material adverse effect on our business, financial condition and operation.

Risks Relating to Our Industry

Competition in the Content Market

The market for the content industry is intensely competitive. Many of the companies with which we compete have greater financial, creative and managerial resources than we do.  There is no assurance that we will be able to successfully compete against current or future competitors and no assurance that we will be able to maintain or gain any competitive edge over our competitors.  If we are unsuccessful in maintaining our current market position or in increasing our market share, our business growth could be significantly limited.

Earnings in the entertainment industry are highly volatile.

The entertainment industry is a realm of constant changes in respect of interests, preferences, moods, thoughts, inclinations and dispositions.  Socio-economic transformations flowing from globalization and financial developments have rendered the assessment of public interests and tastes in the movie, television broadcasting and general entertainment production difficult. Besides, the duration and sustainability of today’s television viewers and movie goers are highly unpredictable and hard to assess. Viewers and audiences may become bored after they have seen too many productions with digital content and they may turn to other forms of entertainment for diversity, fresh sensations and experience. An influential factor over the persistence of consumption habits and trends is the overall economic conditions in respect of whether and how much an average person can afford to spend on entertainment. In times of economic downturn, it is obvious that people tend to be more careful with how they spend their money. There is no assurance that the interests of current viewers will not shift or that the current audience will continue its current viewing habits indefinitely in the future. Therefore, earnings in the entertainment industry are highly volatile.

Risks Relating To Regulations, Economics And Politics

Difficulties in expanding our business in other regions due to regulatory, political and economic uncertainties

We target the global market in relation to our content production business. In order to extend our business coverage to the global markets, we may be subject to various risks associated with conducting business in these markets, including regulatory restrictions regarding the provision of digital content distribution and exhibition solutions, and cultural differences which may have an unpredictable impact on acceptance of our contents. In view of these risks, we may have to revise our business plans from time to time which may have an adverse impact on our business operation and development prospect.

The inability to successfully manage the growth of our business may have an adverse effect on our operating results.

We expect to experience growth in the number of employees and the scope of our operations. Such growth will result in increasing responsibilities for our management. If our management is unable to control expenses in a manner that allows us to improve operations and at the same time pursue potential market opportunities, the growth of our business could be adversely impacted, which may, in turn, negatively affect our operating results or financial condition. Although we believe that a critical contributor to our success has been our creative culture, we may find it difficult to maintain the core value of our corporate culture, which could negatively affect our future success.

Volatility of worldwide economic climate

Since mid-1997, many countries in the Asia Pacific region have experienced a significant economic downturn and a devaluation of their currencies. As a result of the regional economic crisis, some government authorities across the region have imposed strict economic policies, including raising interest rates and restricting the remittance of foreign currencies in order to defend their currencies. These policies have created an enduring adverse effect on the region’s economy.

Although the region’s economy has begun to stabilize and recover, the estimated growth of the gross domestic product and investors’ confidence for the region are still lower than that before the economic crisis.

Currency exchange rate

It is anticipated that a substantial portion of our revenues will be denominated in Japanese Yen, whereas our expenses and liabilities will be denominated in Japanese yen, United States dollars, Singapore dollars and the Euro.  In the future, we may also expand into other regions, such as Malaysia and Brazil, and may generate revenues and incur expenses in other currencies. As a result, the group will be exposed to exchange rate fluctuations with respect to multiple currencies which could have an adverse impact on our profitability.

We will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance requirements related to being a public company. .

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules subsequently implemented by the Securities and Exchange Commission, or the SEC, and various stock exchanges, have imposed various new requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.  The increased costs we will incur and the amount of time management will be required to devote to compliance requirements, will have an adverse effect on our operations and profitability.

Risks Relating to Our Common Stock

There is not currently a public market for our shares and there is no assurance that a public market will develop in the future.

There currently is no public market for our shares, and no assurance can be given that a market will develop in the future. While we intend to take necessary steps to have our shares approved for trading on the Over-the-Counter Bulletin Board or another US securities exchange, there is no assurance that a public trading market for our shares will be created. Even in the event that our shares are approved for public trading, there is no assurance that an active market will develop. The trading price of our shares may be highly volatile and trading volume may be sporadic.

Following the Investment Transaction, the Company’s directors and executive officers beneficially own a majority of the Company’s outstanding common stock, which gives them control over certain major decisions on which the Company’s stockholders may vote, which may discourage an acquisition of the Company.

Following completion of the share exchange transaction, the Company’s officers and directors own, in the aggregate, approximately 36.40% of the Company’s outstanding common stock. The interests of the officers and directors may differ from the interests of other stockholders.  As a result, the officers and directors will have the right and ability to control virtually all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders may vote, including, but not limited to, electing or defeating the election of directors, amending or preventing amendment of the Company’s Certificate of Incorporation or By-laws, effecting or preventing a merger, sale of assets or other corporate transaction, and controlling the outcome of any other matter submitted to the stockholders for vote.  The stock ownership of the Company’s officers and directors may discourage a potential acquirer from seeking to acquire shares of the Company’s common stock or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

Market for Registrant’s Common Stock

No trading public market exists for the trading of our securities.

FINANCIAL INFORMATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION .

Overview

We were incorporated in the State of Colorado on May 22, 2008.  Since inception, we have been engaged in organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a possible business combination.

On January 3, 2012, we entered into Investment Agreements with all shareholders TOE Japan (the “Investors”).   Pursuant to the Investment Agreements, each of the Investors agreed to make a direct investment in the Registrant in the form of a contribution to the Registrant of all shares of common stock of TOE Japan owned by the Investor (“TOE Japan Shares”).  In consideration for the investment in the Registrant of the TOE Japan Shares by each Investor, the Registrant agreed to issue to each of the Investors approximately 6,893 shares of common stock of the Registrant for each TOE Japan Share invested in the Registrant.  Twenty Investors, who were the holders of one hundred percent (100%) of the outstanding shares of TOE Japan, invested in the Registrant.  At the time of closing under the Investment Agreements, the Investors invested a total of 4,596 TOE Japan Shares in the Registrant, representing 100% of the outstanding stock of TOE Japan, and the Registrant issued a total of 31,680,000 shares of common stock to the Investors.   The effect of the transaction was to make TOE Japan and its subsidiaries (“TOE Group”) wholly-owned subsidiaries of the Registrant, and to cause a change of control of the Registrant.

TOE Japan was formed in 2003. It initially acted as an agent for authors and cartoonists and was mainly involved in the publishing of books.  In 2007 TOE Japan entered into the production segment of the entertainment industry with the production of animated films such as Straight Jacket, a co-production with Manga Entertainment (Starz Entertainment Group)

In 2007, as TOE Japan’s growth continued in Japan, it formed its first subsidiary outside of Japan (“overseas”) in the United Kingdom and opened an office in London.  In 2008, TOE set up a branch office in Korea and in 2009, TOE Japan set up a subsidiary in Singapore and a branch office in Russia (incorporated in 2011).  In 2010 TOE Group set up a sales office in Los Angeles.  These offices were set up in order to facilitate business expansion in those markets.  These offices have limited staff and mainly operate with the assistance of the main office in Ebisu, Japan.  Our representative in the London office has recently resigned leaving the office dormant until we can find a replacement.

Currently we are engaged in two industry segments (i) film entertainment, which consists principally of production and distribution of animated and live action feature films, including distribution of such films on DVD’s and Blu-ray Discs (jointly referred to as “DVD”), and (ii) publishing and distribution of books .

In addition TOE Group possesses the intellectual property rights of 25 films, including both animated and live action.  TOE Group derives its revenue from these rights through the receipts of royalties.  Depending on the nature of the intellectual property, royalty revenues can be derived from various distribution channels as stated below.

We derive our revenue from the production and distribution of animated and live action films and television programs. We receive a percentage of the ticket revenue generated by the theatrical release of our films.  In addition we receive revenue from post theatrical release which includes the sale and/or license of DVD’s and Blu-ray Discs.  The sale or rental of these products generally occurs in a variety of retail outlets such as video specialty stores, mass merchants, and convenience stores, and recently, films have become available for rental by mail from various companies and by downloading from the internet.

Normally the post theatrical release occurs 3 to 6 months after the theatrical release and broadcasting on television..

Additional revenue is generated from pay-per-view television which allows cable and satellite television subscribers to purchase individual programs, including recently released films, on a “per use” basis.  The subscriber fees are typically divided among the program distributor, the pay-per-view operator and the cable system operator; pay television which allows subscribers to view premium channels that are offered by cable and satellite system operators for a monthly subscription fee; broadcast television which provides programming over the air; and basic cable which is a fee based service that provides programming via cable or satellite transmission.  Broadcasters, cable and satellite systems pay fees to us for the right to air programming a specified number of times. However, revenue generated from this source is currently rather insignificant for TOE.

In addition to content produced by us, we may on occasion purchase the license right to create and distribute DVD and Blu-ray Discs of products produced by other companies.  Distribution is divided between outsources and internal distribution.

Our profitability is based on our ability to control the cost of production through careful selection of the production houses and other subcontractors, monitoring of ongoing projects as to cost and budget, and selection of the most appropriate distribution channel for our products.

Our initial business was that of representing authors and creative talent.  As a result of the relationships we established, we also began to engage in publishing their works.  In addition to the works that are created by authors we represent, we also acquire the rights to translate foreign (non-Japanese) titles to be published in Japan.

In the book publishing sector, our revenues are derived from the sale of books we publish to publication wholesalers, and in some instances also from sales directly to retailers when such sales will not compete with the distributor.  Our profitability in this portion of our business is based on our ability to control the cost of production through careful selection of the printers and publication wholesalers for each book published.

Critical Accounting Policies and Estimates

Our consolidated financial statements which are filed as exhibits to this Current Report on Form 8-K, have been prepared using the going concern basis of accounting which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of September 30, 2011 the Company has an accumulated deficit of $5,115,353, and our current liabilities exceeded our current assets by $8,204,329.  Included in non-current assets at September 30, 2011 is $7,454,705 of film costs which will be expensed against future revenues and will not require the use of cash.  Included in current liabilities at September 30, 2011 is $8,399,616 of deferred revenue, which accounted for approximately 71% of the current liabilities, and represents projects in production. The deferred revenue does not represent a cash liability.  Excluding the deferred revenue, at September 30, 2011 we would have had working capital of $195,287.

In view of the matters described above, recoverability of a major portion of the recorded asset amounts and realization of the portion of current liabilities into revenue shown in the accompanying balance sheets are dependent upon our continued operations which in turn are dependent upon our ability to raise additional financing and to succeed in our future operations.

Management has taken the steps which it believes are sufficient to revise our operating and financial requirements and   provide us with the ability to continue as a going concern. We are actively pursuing additional funding which would enhance capital employed and strategic partners which would increase revenue bases or reduce production costs. Management believes that the above actions will allow us to continue our operations throughout the next fiscal year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“GAAP”) requires management to make estimates, judgments and assumptions that affect the amounts reported in the consolidated financial statements and footnotes thereto. Actual results could differ from those estimates.

Significant estimates and judgments inherent in the preparation of these consolidated financial statements include, among other things, accounting for asset impairments, allowances for doubtful accounts, depreciation and amortization, the determination of ultimate revenues as it relates to amortization of capitalized film costs from participations and residuals, books and DVD sales returns, equity-based compensation, income taxes, and contingencies.

Accounts Receivable

Accounts receivable are recognized and carried at net realizable value.  An allowance for doubtful accounts will be recorded in the period when a loss is probable based on an assessment of specific evidence indicating troubled collection, historical experience, accounts aging, ongoing business relation and other factors.  Accounts are written off after exhaustive efforts at collection.  If accounts receivable are to be provided for, or written off, they would be recognized in the consolidated statement of operations within operating expenses.  At September 30, 2011, March 31, 2011 and 2010, we have no allowance for doubtful accounts, as per the management's judgment based on their best knowledge.  As of September 30, 2011, March 31, 2011 and 2010, the longest credit term for customers is 60 days.

Fair Value

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820 “Fair Value Measurement and Disclosures” (“ASC 820”) establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

•

Level 1—defined as observable inputs such as quoted prices in active markets;

•

Level 2—defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

•

Level 3—defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Our financial instruments consist of cash and cash equivalents, trade receivables, other receivables, payables, and long term debt. The carrying values of cash and cash equivalents, trade receivables, other receivables, and payables approximate their fair value due to their short maturities. The carrying value of long term debt approximates the fair value of debt of similar terms and remaining maturities available to the company.

Warrants and conversion features embedded in the Convertible Notes, which are accounted as liabilities, are treated as derivative instruments, which will be measured at each reporting date for their fair value using Level 2 inputs.

Our non-financial assets are measured on a recurring basis. These non-financial assets are measured for impairment annually on our measurement date at the reporting unit level using Level 3 inputs. For most assets, ASC 820 requires that the impact of changes resulting from its application be applied prospectively in the year in which the statement is initially applied.

Our non-financial assets measured on a non-recurring basis include our property, plant and equipment and finite-use intangible assets which are measured for recoverability when indicators for impairment are present.  ASC 820 requires companies to disclose assets and liabilities measured on a non-recurring basis in the period in which the remeasurement at fair value is performed.

We valued our outstanding convertible bonds using Level 3 criterion. As of September 30, 2011, the valuations resulted in a gain on derivatives of $10,507.

Investments in Animations Films

Investments in animation films includes our investments in co-production animation films which are generally less than 50% owned by us, and which are produced by the other investors of the ventures. Equity method of accounting is adopted for the investments in animations films.

Film Costs and Revenues

Feature films typically are produced for initial exhibition in theaters, followed by distribution in the home video, electronic sell-through, video-on-demand, pay cable, basic cable and broadcast network sectors. Generally, distribution to the home video, video-on-demand, pay cable, basic cable and broadcast network sectors each commence within a range of approximately one to five years after initial theatrical release. Theatrical revenues are recognized as the films are exhibited. Revenues from home video sales are recognized at the later of the delivery date or the date that video units are made widely available for sale or rental by retailers based on gross sales less a provision for estimated returns.  A warranty period of six months is usually provided by us on films produced or arranged by us.  Based on management’s past experience, there has been no report of defects or claims for compensation

Upfront or guaranteed payments for the licensing of intellectual property are recognized as revenue when (i) an arrangement has been signed with a customer, (ii) the customer’s right to use or otherwise exploit the intellectual property has commenced and there is no requirement for significant continued performance by us, (iii) licensing fees are either fixed or determinable and (iv) collectability of the fees is reasonably assured. In the event any significant continued performance is required in these arrangements, revenue is recognized when the related services are performed.

Film costs include the unamortized cost of completed films, films in production and film rights in preparation of development. Film costs are stated at the lower of cost, less accumulated amortization, or fair value. The amount of capitalized film costs recognized as cost of revenues for a given film as it is exhibited in various sectors, throughout its life cycle, is determined using the film forecast computation method. Under this method, the amortization of capitalized costs and the accrual of participations and residuals are based on the proportion of the film’s revenues recognized for such period to the film’s estimated remaining ultimate revenues. The process of estimating a film’s ultimate revenues (i.e., the total revenue to be received throughout a film’s life cycle) is discussed further under “Film Cost Recognition and Impairments.”

Film Cost Recognition and Impairments

Film costs, which include direct production costs, production overhead and acquisition costs for films, are stated at the lower of unamortized cost or estimated fair value and classified as noncurrent assets. Accounting for film costs, as well as related revenues requires the exercise of judgment relating to the process of estimating a film’s ultimate revenues and is important for two reasons. First, while a film is being produced and the related costs are being capitalized, as well as at the time the film is released, it is necessary for management to estimate the ultimate revenues, less additional costs to be incurred (including exploitation and participation costs), in order to determine whether the value of a film has been impaired and, thus, requires an immediate write-off of unrecoverable film costs. Second, it is necessary for management to determine, using the film forecast computation method, the amount of capitalized film costs and the amount of participations and residuals to be recognized as costs of revenues for a given film in a particular period. To the extent that the film’s ultimate revenues are adjusted, the resulting gross margin reported on the exploitation of that film in a period is also adjusted.

Prior to the theatrical release of a film, management bases its estimates of ultimate revenues for each film on factors such as the historical performance of similar films, the rating and genre of the film, pre-release market research (including test market screenings) and the expected number of theaters in which the film will be released. Management updates such estimates based on information available during the film’s production and, upon release, the actual results of each film. Changes in estimates of ultimate revenues from period to period affect the amount of film costs amortized in a given period and, therefore, could have an impact on our financial results for that period. For example, prior to a film’s release, we often will test market the film to the film’s targeted demographic. If the film is not received favorably, we may then (i) reduce the film’s estimated ultimate revenues, (ii) revise the film, which could cause the production costs to increase or (iii) perform a combination of both. Similarly, a film that generates lower-than-expected theatrical revenues in its initial weeks of release would have its theatrical and home video ultimate revenues adjusted downward.

Collaborative Arrangements

We have entered into collaborative arrangements in the film business, with one or more active participants to jointly finance produce and/or distribute motion picture or television programs under which both we and the other active participants share in the risks and rewards of ownership. These arrangements are referred to as co-production and distribution arrangements.

We typically record an asset for only the portion of the film we own and finance.  We and the other participants typically distribute the product in different media or markets. Revenues earned and expenses incurred for the media or markets in which we distribute the product are typically recorded on a gross basis.  We typically do not record revenues earned and expenses incurred when the other participants distribute the product.  We and the other participants typically share in the profits from the distribution of the product in all media or markets. For films product, if we are a net receiver of (1) our share of the profits from the media or markets distributed by the other participants less (2) the other participants’ share of the profits from the media or markets distributed by us, then the net amount is recorded as net sales. If we are a net payer then the net amount is recorded in cost of sales.

For the years ended March 31, 2011 and 2010, $2,478,149 and $269,466, respectively, were deducted from our revenue for the amount owed to other participants and $664,657 and $21,561, respectively, were recorded as revenue for amounts due from the other participants in those collaborative arrangements as at March 31, 2011 and 2010.  For the six months ended September 30, 2011 and 2010, $202,540 and $180,060, respectively, were deducted from our revenue for the amount owed to other participants and no amount was recorded as revenue for amounts due from the other participants in those collaborative arrangements as at September 30, 2011.

Gross versus Net Revenue Recognition

In the normal course of business, we act as or use an intermediary or agent in executing transactions with third parties. In connection with these arrangements, we must determine whether to report revenue based on the gross amount billed to the ultimate customer or on the net amount received from the customer after commissions and other payments to third parties. To the extent revenues are recorded on a gross basis, any commissions or other payments to third parties are recorded as expense so that the net amount (gross revenues less expense) is reflected in Operating Income. Accordingly, the impact on Operating Income is the same whether we record revenue on a gross or net basis.

The determination of whether revenue should be reported gross or net is based on an assessment of whether we are acting as the principal or an agent in the transaction. If we are acting as a principal in a transaction, we report revenue on a gross basis. If we are acting as an agent in a transaction, we report revenue on a net basis. The determination of whether we are acting as a principal or an agent in a transaction involves judgment and is based on an evaluation of the terms of an arrangement. We serve as the principal in transactions in which we have substantial risks and rewards of ownership.

Software use rights license

Software use rights licenses with finite useful lives are generally amortized on a straight-line basis, generally, over five years.

Foreign Currency Translation

Our reporting currency is the United States dollar (“$”) and the accompanying consolidated financial statements have been expressed in United States dollars.  Our functional currency is the Japanese Yen (¥).  In addition, our operating subsidiaries in the United Kingdom and Singapore maintain their books and record in their respective local currencies, the British Pound (“£”) and the Singapore dollar (“SG$”), which is the functional currency for their operations because it is  the primary currency of the economic environment in which their operations are conducted.

In accordance with ASC Topic 830 “Translation of Financial Statements”, capital accounts of the consolidated financial statements are translated into United States dollars from JPY at their historical exchange rates when the capital transactions occurred.  Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the respective year.  The resulting exchange differences are recorded in the consolidated statement of operations.

	2011	2010
Year-end ¥ : $1 exchange rate	82.86	92.67
Average yearly ¥ : $1 exchange rate	85.70	92.90
Year-end £ : $1 exchange rate	0.62	0.66
Average yearly £ : $1 exchange rate	0.64	0.63
Year-end SG$ : $1 exchange rate	1.26	1.40
Average yearly SG$ : $1 exchange rate	1.33	1.33

Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income includes net income and the foreign currency translation changes.

Share-based compensation

Share-based compensation includes stock options granted to employees and directors for services, and is accounted for under ASC Topic 718 "Compensation - Stock Compensation" (“ASC 718”), and warrants and common stock awards granted to consultants which are accounted for under ASC  Topic 505 "Equity-Based Payment to Non-employees" (“ASC 505”).

All grants of stock options/warrants to employees, directors and consultants are recognized in the financial statements based on their grant date fair values. The Company has elected to recognize compensation expense for all stock options/warrants granted with service conditions that have a graded vesting schedule, with a corresponding charge to paid-in capital.

The fair value of stock options is estimated using the Black-Sholes model. Since there is no readily available trading price for the Company’s stock, the Company’s expected volatility assumption is based on the historical volatility of stock prices of the entertainment industry average in Japan.  The expected life assumption is primarily based on the expiration date of the option. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Stock option expense recognized is based on awards expected to vest, and forfeiture rate is estimated to be zero as it is customary in Japan for employees to be employed by the same company until their retirement. ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods, if necessary, if actual forfeitures differ from those estimates.

There was no stock option based expense for the year ended March 31, 2011, and $26,370 for the year ended March 31, 2010.  There was no stock option based expense for the six months ended September 30, 2011 and 2010.

Segment Reporting

We are currently engaged in two segments, Filmed Entertainment: consisting principally of anime and featured film production and distribution; and Publishing: consisting principally of books publishing.

Our major operations are located in the Japan, Singapore and the United Kingdom.

More than 90% of Company’s total revenue has been derived from the filmed entertainment segment generated from Japan.

Advertising Expenses

Advertising costs are expensed as incurred under ASC Topic 720, “Advertising Costs”. Advertising expenses incurred for the years ended March 31, 2011 and 2010 and for the six-month periods ended September 30, 2011 and 2010 were nominal.

Recent Pronouncements

We have reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoptions of any such pronouncements may be expected to cause a material impact on our financial condition or the results of operations.

Results of Operations

Our revenue for the fiscal year ended March 31, 2011 and for the six month period ended September 30, 2011 was $16,026,448 and $10,763,832, respectively.  Our net income (loss) for the fiscal year ended March 31, 2011 and for the six month period ended September 30, 2011 was $(2,008,846) and $1,094,042, respectively.  Our comprehensive income (loss) for the fiscal year ended March 31, 2011 and for the six month period ended September 30, 2011 was $(2,296,143) and $816,907, respectively.  Through September 30, 2011 our cumulative net losses and cumulative comprehensive loss were $5,115,353 and $602,998, respectively.

Results of Operations for the Fiscal Year Ended March 31, 2011 Compared to Fiscal Year Ended March 31, 2010

(References to 2011 and 2010 are to the fiscal years ended March 31, 2011 and 2010 respectively, unless otherwise specified.)

Revenue increased $2,195,625 (15.9%) from $13,830,823 for 2010 to $16,026,448 for 2011.  The increase is due to an increased number of projects during 2011 as compared to 2010.  In 2011 we participated in one more film project, the distribution of 17 more DVDs and 5 more book titles than we did in 2010.  We feel that not only has the quantitative value of our revenue increased but the qualitative value has also increased.  For example in 2011 we were involved in an international co-production with a Korean company that was not only telecast in Japan but also in Korea.  Our efforts in DVD were not only in the number of productions but the international geographic distribution of them.

We anticipate that our growth will continue as we participate in more and larger projects in the coming years.

Cost of revenue increased $1,902,110 (14.2%) from $13,441,809 in 2010 to $15,326,354 in 2011.  In terms of percentage of revenue, cost of revenue was 95.7% in 2011 as compared to 97.1% in 2010.

Cost of revenue is calculated using a fraction in which the denominator is an estimate of the ultimate revenue that a production will produce and the numerator is the revenue achieved for the accounting period.  The unamortized film cost for the project is then multiplied by the percentage calculated.  To the extent that the film’s ultimate revenues are adjusted, the resulting gross margin reported on the exploitation of that film in a period is also adjusted.

Changes in estimates of ultimate revenues from period to period affect the amount of film costs amortized in a given period and, therefore, have an impact on our financial results for that period. For example, prior to a film’s release, we often will test market the film to the film’s targeted demographic. If the film is not received favorably, we may then (i) reduce the film’s estimated ultimate revenues, (ii) revise the film, which could cause the production costs to increase or (iii) perform a combination of both. Similarly, a film that generates lower-than-expected theatrical revenues in its initial weeks of release would have its theatrical and home video ultimate revenues adjusted downward.  (See Film Costs and Revenues included in Critical Accounting Policies and Estimates above for a more detailed explanation of the accounting).

Gross profit increased $295,584 (76%) from $389,013 in 2010 to $684,597 in 2011.  In terms of percentage of revenue, the gross profit percentage increased to 4.3% for 2011 as compared to 2.8% for 2010.

Selling, general and administrative expenses increased $255,825 (9.9%) from $2,574,197 for 2010 to $2,830,022for 2011.  The increase is generally due to an increase in the number of projects and releases we made in 2011 as compared 2010.

The following is a summary of selling general and administrative expenses for the years ended March 31, 2011 and 2010.

	2011	2010	Difference
Personnel costs	$1,534,778	$1,249,398	$285,380
Director fees	398,880	286,329	112,551
Rental	364,682	314,236	50,446
Travel and entertainment	169,476	123,906	45,570
Stock based compensation	-	268,703	(268,703)
Other	325,000	289,343	55,347
Depreciation and amortization	37,206	42,282	(5,076)
	$2,830,022	$2,574,197	$255,825

Our most significant cost is personnel costs which includes salaries, benefits and payroll taxes.  These costs increased $285,380 (22.8%) from $1,249,398 in 2010 to $1,534,778 in 2011.  We had 21 employees at April 1, 2009, 26 at March 31, 2010, and 28 at March 31, 2011.  The increase in number of employees is due to our increasing activity and having more projects in production during 2011 than 2010.  We anticipate that personnel costs will continue to rise in future periods as it becomes necessary to increase our staff in order to continue to increase the number of projects which we simultaneously have in process.

Director fees increased $112,551 (39.3%) from $286,329 in 2010 to $398,880 in 2011.  As a private company director fees are discretionary.  We will be establishing a fee program for directors in future periods.

Rental expenses increased $50,446 (16.1%) from $314,236 in 2010 to 364,682 in 2011.  We required additional space in 2011 as a result of increased activity and personnel.

Travel and entertainment increased $45,570 (36.8%) from $123,906 in 2010 to $169,476 in 2011. The increase directly relates to the increase in activity and number of projects.

There were no new options granted in 2011.

Other expenses include items such as office expenses, software related costs, telephone and a variety of other miscellaneous costs.  None of these cost individually increased significantly

We anticipate that we will incur higher general and administrative expenses as a public company.  We expect that our professional fees, cost of transfer agent, investor relations costs and other stock related costs will increase.

We also anticipate that selling, general and administrative expenses will concurrently increase with our increased activity in the future but will not increase in the same proportion to that of revenue.

Our loss from operations decreased $39,939 (1.8%) from $2,185,184 in 2010 to $2,145,245 in 2011.

Other income and expenses did not materially change.

The net loss decreased $306,092 (13.2%) from 2,314,938 in 2010 to $2,008,846 in 2011.

Results of Operations for the Six Months Ended September 30, 2011 Compared to Six Months Ended September 30, 2010

(References to 2011 and 2010 are to the six-month periods ended September 30, 2011 and 2010 respectively, unless otherwise specified.)

Revenue increased $5,765,722 (115%) from $4,998,110 for 2010 to $10,763,832 for 2011.  The increase is due to an increased number of projects during 2011 as compared to 2010.  In 2011 we participated in 2 more film projects and distributed 17 more DVDs and 5 more book titles than we did in 2010.   The increase in revenue is a result of improvement in both the quantitative value of our revenue as well as the qualitative value of our projects.  For example, in 2011 we were involved in an international co-production with a Korean company that was not only telecast in Japan but also in Korea.  Our efforts in distribution of DVD’s is reflected in both an increase in the number of productions and in the international geographic scope of our distribution channels.

We anticipate that our growth will continue as we participate in more and larger projects in the coming years.

Cost of revenue increased $2,850,688 (52.4%) from $5,442,799 in 2010 to $8,293,487 in 2011.  In terms of percentage of revenue, cost of revenue was 77.0% in 2011 as compared to it being 109% in 2010.  Cost of revenue consists of the same type of costs from project to project.  Profitability is determined by audience acceptance; accordingly, if audience acceptance is low, profitability will be low, and some projects will actually produce less revenue than the cost of production. That is why, as a percentage of revenue, 2010 was significantly higher than 2011. (See Film Costs and Revenues included in Critical Accounting Policies and Estimates above for a more detailed explanation of the accounting).

Accordingly, gross profit increased $2,915,034 from ($444,689) in 2010 to $2,470,345 in 2011.  In terms of percentage of revenue, the gross profit percentage increased to 23% for 2011 from a negative 9% for 2010.

Selling, general and administrative expenses increased $261,116 (25.0%) from $1,046,478 for 2010 to $1,307,594 for 2011.  The increase is generally due to an increase in the number of projects commenced and released in 2011 as compared to 2010.

The following is a summary of selling general and administrative expenses for the six month periods ended September 30, 2011 and 2010.

	2011	2010	Difference
Personnel costs	$584,182	$442,361	$141,821
Director fees	229,572	183,232	46,340
Rental	206,926	198,028	8,898
Travel and entertainment	99,477	75,720	23,757
Other	166,981	125,973	41,008
Depreciation and amortization	14,319	14,815	(496)
	$1,301,457	$1,040,129	$261,328

Our most significant cost is personnel costs which include salaries, benefits and payroll taxes.  These costs increased $141,821 (32%) from $442,361 in 2010 to $584,182 in 2011.  We had 22 employees at March 1, 2010, 23 at September 30, 2010, and 29 at September 30, 2011.  The increase is due to our increasing activity and having more projects in production during 2011 than 2010.  We anticipate that personnel cost will continue to rise in future periods as we increase the number of projects we will be working on simultaneously.

Director fees increased $46,340 (25.3%) from $183,232 in 2010 to $229,572 in 2011.  As a private company director fees are discretionary, we will establish a standard fee program for directors in the future.

Rental expenses had a nominal increased.

Travel and entertainment increased $23,757 (31.4%) from $75,720 in 2010 to $99,477 in 2011.  The increase directly relates to increased activity and number of projects.

Other expenses includes items such as office expenses, software related costs, telephone and a variety of other miscellaneous costs.  None of these cost individually increased significantly

We anticipate that we will incur higher general and administrative expenses as a public company.  We expect that our professional fees, cost of transfer agent, investor relations costs and other stock related costs will increase.

We also anticipate that selling, general and administrative expenses will concurrently increase with our increased activity in the future but will not increase in the same proportion to that of revenue.

Our income from operations increased $2,653,706 from a loss of $1,484,818 in 2010 to income of $1,168,888 in 2011.

Other income and expenses did not materially change.

The net income increased $2,622,251 from a loss of $1,528,209 in 2010 to income of $1,094,042 in 2011.

Liquidity and Capital Resources

At March 31, 2011, we had a working capital deficit of $6,945,547, as compared to a working capital deficit of $1,188,977 AT March 31, 2010. Of the working capital deficit at March 31, 2011, $6,323,030 was in deferred revenue and does not represent a cash liability.  This amount will be included in future revenue.  In addition, $4,720,790 was in film costs and this asset will not result in our receipt of cash.  This amount will be used as a cost of revenue in the future.  Excluding the amounts for deferred revenue, we would have had a working capital deficit of $622,517 at March 31, 2011.

During the year ended March 31, 2011, operating activities used cash of $839,761, and for the year ended March 31, 2010, we used cash in operations of $886,768.

During the year ended March 31, 2011, investing activities used $496,963 of cash and for the year ended March 31, 2010, investing activities used $624,067 of cash.

During the year ended March 31, 2011, financing activities provided $1,302,135 of cash and for the year ended March 31, 2010, financing activities provided $1,153,064 of cash.  During the year ended March 31, 2011, new bank borrowings, both short and long term, of $3,861,252, wre offset by repayments of $2,781,592 as compared to borrowings of $751,044 for the year ended March 31, 2010.

At September 30, 2011, we had a working capital deficit of $8,204,329, as compared to a working capital deficit of $6,945,547 at March 31, 2011.  Of the working capital deficit at September 30, 2011, $8,399,616 was in deferred revenue and does not represent a cash liability.  This amount will be included in future revenue.  In addition, $7,454,705 was in film costs and this asset will not result in our receipt of cash.  This amount will be used as a cost of revenue in the future.  Excluding the amounts for deferred revenue we would have a positive working capital of $195,287.

During the six months ended September 30, 2011 operating activities provided cash of $2,056,982.

During the six months ended September 30, 2011 financing activities provided $836,942 of cash..

We are dependent on third party financing to provide the liquidity to fund future projects.  In the past this funding has been provided by bank loans which have been guaranteed by our Chief Executive Officer  and some of which have had an additional guarantee of a third party commercialized credit guarantee company.  There can be no assurances that we will be able to continue financing projects in this manner.  We are currently exploring other alternatives which might include equity financing.

In addition to the bank financing, in prior years we issued convertible bonds, to a shareholder of ours, in the original amount of ¥84,000,000 (at September 30, 2011 ¥36,000,000).  The bonds bear interest at a fluctuating rate of interest  rate equal to the prime lending rate for long-term credit established by Mizuho Corp bank as of the first day of each interest payment period plus 0.3%, based on prime rate. Interest is due and payable semi-annually and the bonds are due and payable in full on September 30, 2012.  At any time prior to redemption, the bonds are convertible by the holder into shares of common stock of the Company at a conversion price of approximately US$0.105 per share.  If we do not have sufficient cash to repay the obligation and the holder does not convert, there can be no assurances that we will be able to renegotiate the terms of the bonds.

The scheduled maturities of our long-term debt at September 30, 2011 are as follows:

September 30,
2012	$951,533
2013	828,483
2014	708,631
2015	539,681
2016	371,516
Thereafter	1,279,961
Total	$4,679,805

The aggregate minimum requirements under non-cancellable leases as of September 30, 2011 are as follows:

2012	$309,659
2013	129,025
Thereafter	-
Total	$438,684

During the six months ended September 30, 2011 investing activities used cash of $3,127,444.  A total of $3,118,702, which comprises a majority of the amounts used in investing activities, relates to productions that are in process and acquisition of rights.

Summary

Generally speaking, the production of video footage such as animation and movies takes about 2 years from planning to being screened to the public.  We are currently involved in more projects than previous years.  We started a number of projects in 2011 and will continue to see the results in future periods.  A total of $7,454,705 in costs has been capitalized as film costs which will be offset against future revenue.  We also have deferred revenue of $8,399,616 which will result in revenue in future periods.

In addition, we have increased the number of DVD’s produced and the number of books produced.

In the entertainment industry financial success is based upon audience acceptance of the products produced.  Although we are selective in our choice of projects, there can be no guarantee that our productions will be widely received.

In order to minimize our risk of acceptance by audiences, we plan to do sequels of titles that did well in 2011 and also to prepare new titles with the same production team that produced the hits. Our main target group, the “Otaku” are known for their tendency in purchasing of related products.

For T.O Books, we have approximately 30 titles from the Sorcerous Stabber Orphan Series that we began releasing to the market in September, 2011.  We intend to continue releasing these titles at the rate of approximately one or two per month, until all of them have been released.   The following table lists titles from this Series which have been released to date, and additional titles which we currently intend to release on a monthly basis through June, 2012:

RELEASE DATE	TITLES
September, 2011	“Sorcerous Stabber Orphen Separate Journeys - The Terminus of Kiesarlhima”, “Sorcerous Stabber Orphen Separate Journeys - New Edition Series V.1”
October, 2011	“Sorcerous Stabber Orphen Separate Journeys - New Edition Series V.2”, “Sorcerous Stabber Orph en Separate Journeys - The Promised Land”
November, 2011	“Sorcerous Stabber Orphen Separate Journeys - New Edition Series V.3”, “Sorcerous Stabber Orphen Separate Journeys - Outbreak of Continental War”
December, 2011	“Sorcerous Stabber Orphen Separate Journeys - New Edition Series V.4”
January, 2012	“Sorcerous Stabber Orphen Separate Journeys - New Edition Series V.5”
February, 2012	“Sorcerous Stabber Orphen Separate Journeys - New Edition Series V.6”
March, 2012	“Sorcerous Stabber Orphen Separate Journeys - New Edition Series V.7”
April, 2012	“Sorcerous Stabber Orphen Separate Journeys - New Edition Series V.8”
May, 2012	“Sorcerous Stabber Orphen Separate Journeys - New Edition Series V.9”
June, 2012	“Sorcerous Stabber Orphen Separate Journeys - New Edition Series V.10”

We intend to start a “paper back” series in 2012 and the main target market is Japan.

We believe that the affinity between games and animation is very high.  As a result, we have formed an international co-production agreement with Electronic Arts, Inc. (“EA”) a well-known U.S. game development company and FUNimation, one of the largest animation distributors in the U.S. to produce 3 animated titles based on EA game properties.  The first such animation to be released was Dragon Age, which is based on a fantasy role-playing game for adults which was released in November, 2009 in North America and Europeu The Dragon Age animation was released in Japan in February, 2012.

We are currently in the preparation stage of a live action film which will be a horror movie, but have not yet established a date for commencement of production or a release date .

In order to achieve our objective in an aggressive time frame we will require between $3,000,000 and $5,000,000 in additional financing either in the form of equity or debt.  There can be no assurances that we can obtain such financing or if we do obtain the financing it will be at rates and costs acceptable to the company.

Off Balance Sheet Arrangements

At September 30, 2011 there are no obligations what would qualify to be disclosed as off-balance sheet arrangements.

Management

Current Officers, Directors and Key Employees

The following table contains the name, age and position with the Company of officers and directors as of the date of this Report on Form 8K/A. Their business background is described following the table.

Name	Age	Position
Takeichi Honda	36	Chairman of the Board of Directors and Chief Executive Officer
Yui Shibata	35	Director
Josephine Chen	26	Director
Takashi Kurahashi	67	Treasurer
Arnold Tinter	67	Chief Financial Officer

Mr. Takeichi Honda, age 36, has been the Chairman of the Board of Directors and Chief Executive Officer since the merger on January 3, 2012.  He has been the CEO of T.O Entertainment Inc. since April 2003.  He graduated from the Waseda University of Japan. From 1998 to 2003, he worked in Kadokawa Group Publishing Co., Ltd., in the Editing Department of the monthly “Dragon Magazine”. One of the main works that he was involved in was the feature film “BLOOD THE LAST VAMPIRE”. This title was also later remade in Hong Kong. In addition, he was also one of the producers that was involved in the production of works by Mamoru Oshii. In 2001, he was transferred to the Publishing Department and became involved in the editing of novels. Some of the main works that he was involved in are “Kisarazu Cat’s Eye” by the famous and talented director, scriptwriter and actor, Kudou Kankurou, “Juon” and “Boisu”. The horror novel, “Juon” or commonly known as “the grudge” was remade by Hollywood in 2004. It achieve a great box office of USD$187,281,115 and the series was renewed till the 3rd movie. He was also later transferred to the Movie Department and was involved in the production of “Juon 2” as a producer. He was also in charge of making the Korean Horror Movie “Phone” into the Japanese novel “Boisu”. Of the titles mentioned about, “Kisarazu Cat’s Eye” sold 300,000 copies, the “Juon” series sold 500,000 copies and “Boisu” sold 150,000 copies. We have concluded that Mr. Honda should serve as a director in light of his business and industry experience particularly in the entertainment field.

Mr. Yui Shibata, age 35 has been a member of the Board of Directors since the merger on January 3, 2012.  He has been a Director of T.O Entertainment Inc since August 2004. He graduated from Jouchi University and majored in English Studies. From 1999 to 2004, he worked in Kadokawa Group Publishing Co., Ltd. He was involved mainly in the editing of magazines, books and comics. His 5 years of experience in the Light Novel Department allows him to have an extensive network with popular authors. His networks not only give TOE Group great advantage in acquiring rights to remake the originals into TV animation and Animated Films but also ensure strong co-operating relationships with domestic partners. He is also one of the main contributing factors that enabled TO Books to acquire the distribution rights of Sorcerous Stabber Orphen whose series have an accumulated sales record of 12 million copies. Last but not least, his English skills enable him to be involved in the international co-productions of animations as one of our main producers.

We have concluded that Mr. Shibata should serve as a director in light of his business and industry experience particularly in the book publishing field.

Mr. Takashi Kurahashi, age 67, has been the Corporate Advisor of the Administration Department of T.O Entertainment Inc. since December 2006. From 2004 to 2006, he was the General Manager of the Administration Department of Orix Facilities Corporation. From 1997 to 2004, he was the Executive Vice President of Nissho Iwai Futures Corporation. From 1994 to 1997, he was the General Manager of the Accounting Department of the Nissho Iwai Corporation. From 1991 to 1994, he was the General Manager of the Accounting Department of Nissho Iwai American Corporation.

Ms. Josephine Chen,   Ms. Josephine Chen, age 26, has been a member of the Board of Directors since the merger on January 3, 2012.  She has been the Representative of T.O Entertainment Singapore Pte Ltd since December 2009. She is in charge of the operation of company and the production of animation and featured films in Singapore.  From July, 2007 until December, 2009, she worked as a Marketing Executive in Japan with Matsui Mfg Co., Ltd.  She is trilingual (English, Chinese and Japanese), and was responsible for communications with the press and planning of the international marketing strategies for the company. She represented the company in trade markets and acted as the bridge of communication between branches in America, Russia, China, Taiwan, Singapore and other countries.  She graduated with a Bachelor with Merits Degree from National University of Singapore in 2007.We have concluded that Ms. Chen should serve as a director in light of her business and industry experience particularly in the marketing field.

Mr. Arnold Tinter, age 67, was appointed as Chief Financial Officer of the Registrant on January 3, 2012.  Mr. Tinter founded Corporate Finance Group, Inc., a consulting firm located in Denver, Colorado, in 1992, and is its President.  Corporate Finance Group, Inc, is involved in financial consulting in the areas of strategic planning, mergers and acquisitions and capital formation.  He provides CFO services to other public companies, including Agrisolar Solutions, Inc., a company engaged in the agricultural industry and Arvana Inc., a shell company currently seeking a merger candidate.  He has provided CFO services to Spicy Pickle Franchising, Inc., of Denver, Colorado, from 2006 to the present, where his responsibilities included oversight of all accounting functions including SEC reporting, strategic planning and capital formation.  From May 2001 to May 2003, he served as Chief Financial Officer of Bayview Technology Group, LLC, a privately held company that manufactured and distributed energy-efficient products. From May 2003 to October 2004, he served as that company’s Chief Executive Officer. Prior to 1990 Mr. Tinter was Chief Executive Officer of Source Venture Capital, a holding company with investments in the gaming, printing, and retail industries.   Mr. Tinter received a B.S. degree in Accounting in 1967 from C.W. Post College, Long Island University, and is licensed as a Certified Public Accountant in Colorado and New York.

Director Independence

The NASDAQ Stock Market has instituted director independence guidelines that have been adopted by the Securities & Exchange Commission.  These guidelines provide that a director is deemed “independent” only if the board of directors affirmatively determines that the director has no relationship with the company which, in the board’s opinion, would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities.  Significant stock ownership will not, by itself, preclude a board finding of independence.

For NASDAQ Stock Market listed companies, the director independence rules list six types of disqualifying relationships that preclude an independence filing.  The Company’s board of directors may not find independent a director who:

1.

is an employee of the company or any parent or subsidiary of the company;

2.

accepts, or who has a family member who accepts, more than $60,000 per year in payments from the company or any parent or subsidiary of the company other than (a) payments from board or committee services; (b) payments arising solely from investments in the company’s securities; (c) compensation paid to a family member who is a non-executive employee of the company’ (d) benefits under a tax qualified retirement plan or non-discretionary compensation; or (e) loans to directors and executive   officers permitted under Section 13(k) of the Exchange Act;

3.

is a family member of an individual who is employed as an executive officer by the company or any parent or subsidiary of the company;

4.

is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (a) payments arising solely from investments in the company’s securities or (b) payments under non-discretionary charitable contribution matching programs;

5.

is employed, or who has a family member who is employed, as an executive officer of another company whose compensation committee includes any executive officer of the listed company; or

6.

is, or has a family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit.

Based upon the foregoing criteria, our Board of Directors has determined that none of the directors are independent directors.

Certain Relationships and Related Transactions

As of September 30, 2011, the Company has outstanding bank loans in the principal amount of $4,679,805.  All such loans have been personally guaranteed by Takeichi Honda, the Company’s CEO.

Exclusion of Director Liability

Pursuant to the Colorado Revised Statutes, our Articles of Incorporation exclude personal liability on the part of our directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or for improper payment of dividends. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

Executive Compensation and Plans

The following tables provide certain information concerning compensation earned for services rendered in all capacities by our named executive officers during the fiscal years ended March 31, 2011 and  2010:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)	Total ($)
Takeichi Honda Principal Executive Officer	2011 2010	$152,546 $118,513						$13,896 $12,958	$166,442 $131,471
Yui Shibata	2011 2010	$146,029 $113,686						$13,896 $12,632	$159,925 $126,318
Tomoyoshi Koyama	2011 2010	$113,927 $88,825						$12,050 $11,058	$125,977 $99,883

Other compensation represents health insurance premiums and retirement contributions.

Compensation Pursuant to Plans

No director or executive officer has received compensation from the Company pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we eventually will compensate our officers and directors for services with stock or options to purchase stock, in lieu of cash. We currently have in place an employee stock compensation plan and compensatory stock option plan. We have no long-term incentive plans, as that term is defined in the rules and regulations of the Securities and Exchange Commission. There are no other compensatory or benefit plans, such as retirement or pension plans, in effect or anticipated to be adopted.

Employment Contracts

None of our officers or directors has entered into an employment agreement or other similar contract with the Company.

Compensation of Directors

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive or medical reimbursement plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 3, 2012, following completion of the investment transaction, the ownership of each person known by the Registrant to be a beneficial owner of 5% or more of its common stock, by each executive officer and director of the Registrant, and by all of all executive officers and directors of the Registrant as a group. Except as otherwise noted, each person listed below is a sole beneficial owner of the shares and has sole investment and voting power as to such shares.

Title and Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of class
Common	Takeichi Honda [1]	18,921,150 [2]	30.69%
Common	Yui Shibata [1]	2,722,716 [3]	4.42%
Common	Takashi Kurahashi [1]	758,225 [4]	1.23%
Common	Arnold Tinter [1]	-	-
Common	Josephine Chen [1]	-	-
Common	DIT No. 1 Investment Limited Partnership	13,785,900 [5]	22.36%
Common	Tokyo Small and Medium Business Investment & Consultation	4,825,065 [6]	7.83%
Common	Takayuki Sudo	3,170,757 [7]	5.14%
Common	All Directors and Executive Officers as a Group ( 5 in number)	22,402,091	36.40%

(1)

The named person is an officer and/or a director of the Company.

(2)

Includes 6,444,910 shares directly owned and 12,476,240 shares issuable upon the exercise of vested stock options.

(3)

Includes 2,722,716 shares issuable upon the exercise of vested stock options.

(4)

Includes 551,436 shares directly owned and 206,789 shares issuable upon the exercise of vested stock options.

(5)

Includes 8,960,835 shares directly owned and 4,825,065 shares issuable upon conversion of a convertible bond

(6)

Shares issuable upon conversion of a convertible bond.

(7)

Shares directly owned.

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

On January 3, 2012, the Registrant issued  a total of 31,680,000 shares of its previously unissued shares of common stock in exchange for all of the issued and outstanding TOE shares.  The 31,680,000 shares were issued pursuant to the terms of the Investment Agreements entered into between the Registrant, and a total of 20 Investors, each of which was previously a shareholder of T.O Entertainment, Inc., a Japan corporation.  Under the terms of the Investment Agreements, each of the Investors agreed to make a direct investment in the Registrant in the form of a contribution to the Registrant of all shares of common stock of TOE Japan owned by the Investor (“TOE Japan Shares”), and the Registrant agreed to issue to each of the Investors approximately 6,893 shares of common stock of the Registrant for each TOE Japan Share invested in the Registrant. The Registrant received aggregate consideration of 4,596 shares of TOE Japan in exchange for its issuance of 31, 680,000 shares of its common stock.

The shares issued in the investment transaction were not registered under the Securities Act of 1933, in reliance upon exemptions from registration provided by Regulation S promulgated under the Securities Act. The Registrant’s reliance on the exemption from registration provided by Regulation S was based on the fact that the shares were issued in private offshore transactions to persons who were not US persons.   Accordingly, all shares issued in the exchange transaction will constitute “restricted securities” as defined in Rule 144 under the Securities Act of 1933.

Description of Securities

General  The Company is authorized by its Certificate of Incorporation to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are shares of common stock(the "Common Stock"), no par value and 10,000,000 are shares of preferred stock, no par value (the “Preferred Stock”). As of the date hereof, a total of 33,000,000 shares of Common Stock are issued and outstanding and no shares of Preferred Stock issued and outstanding.  All outstanding shares of Common Stock are of the same class and have equal rights and attributes.

Voting Rights.  Each outstanding share of common stock is entitled to one vote per share on all matters submitted to a vote of stockholders of the Company.  The holders of common stock do not have cumulative voting rights.

No Preemptive Rights. Holders of common stock are not entitled to any preemptive rights.

Dividends and Distributions. Holders of common stock are entitled to receive such dividends as may be declared by the directors out of funds legally available for dividends and to share pro rata in any distributions to holders of common stock upon liquidation or otherwise. However, we have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

ITEM 5.01 – CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In conjunction with closing of the share exchange transaction described in Item 2.01, all previous officers and directors of the Registrant resigned on January 3, 2012, and new officers and directors were appointed. The resignations were in conjunction with closing of the investment transaction, and were not the result of any disagreement with the Registrant.  Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K regarding the newly appointed officers and directors, which disclosure is incorporated herein by reference.

ITEM 5.03 – AMENDMENTS TO ARTICLES OF INCORPORTION OR BYLAWS; CHANGE IN FISCAL YEAR

Amendment of Articles of Incorporation

As soon as reasonably possible following closing of the investment transaction, the registrant intends to file Articles of Amendment to its Articles of Incorporation in order to change its name to T.O Entertainment Inc.

Change of Fiscal Year

In conjunction with completion of the investment transaction, on January 3, 2012, the Board of Directors of the registrant elected to change its fiscal year.  The determination was made without submission to a vote of securities holders and without amendment of the Registrant’s articles of incorporation or bylaws.

The new fiscal year end is March 31.  The Registrant will file a report on Form 10-K for the transition period from June1, 2011 to March 31, 2012.

ITEM 5.06 – CHANGE IN SHELL COMPANY STATUS

See Item 2.01 above relating to the share completion of the Investment Transaction with the shareholders of TOE Japan.  As a result of the investment transaction, the Registrant ceased to be a shell company.

The Registrant was a shell company (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the investment transaction with the shareholders of TOE Japan, as described in Item 2.01. As a result of the investment transaction, the Registrant has acquired a subsidiary that possesses an operating business. Consequently, the Registrant believes that the investment transaction has caused it to cease to be a shell company. For information about the investment transaction, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K, which information is incorporated hereunder by this reference.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

Financial statements

Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

2.1

Form of Investment Agreement dated January 3, 2012, by and between IBI Acquisitions, Inc, and individual shareholders of T.O. Entertainment, Inc., a Japan corporation (incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on January 3, 2012).

3.1	Articles of Incorporation of IBI Acquisitions, Inc. (incorporated by reference from registration statement on Form 10-12G filed with the Securities and Exchange Commission on July 21, 2008).

3.2	Bylaws of IBI Acquisitions, Inc., (incorporated by reference from registration statement on Form 10-12G filed with the Securities and Exchange Commission on July 21, 2008).

10.1

Rental Agreement dated January 30, 2009, by and between Sun Frontier Fudosan Co, Ltd., as Lessor and T.O. Entertainment, Inc., as Lessee (incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on January 3, 2012)..

17.1

Resignation Letter of Jay Lutsky as Director of IBI Acquisitions, Inc., dated January 3, 2012 (incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on January 3, 2012).

99.1	Audited consolidated financial statements of T.O Entertainment, Inc., a Japan corporation for the fiscal years ended March 31, 2011 and 2010.*

99.2	Unaudited interim consolidated financial statements of T.O Entertainment, Inc., a Japan corporation for the six month periods ended September 30, 2011 and 2010.*

99.3

Pro forma consolidated financial statements of the Registrant and T.O  Entertainment, Inc., a Japan corporation, as of the fiscal year ended March 31, 2011 and as of the six month period ended September 30, 2011.*

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

T.O Entertainment, Inc Registrant

Date: April 10, 2012	/s/ Takeichi Honda, CEO

EXHIBIT 99.1

ALBERT WONG & CO.

CERTIFIED PUBILC ACCOUNTANTS

Room 701, 7th Floor, Nan Dao Commercial Building

359-361 Queen’s Road Central

Hong Kong

Tel : 2851 7954

Fax: 2545 4086

ALBERT WONG

B.Soc., Sc., ACA., LL.B., CPA(Practising)

To:  The board of directors and stockholders of

T.O Entertainment, Inc.

Report of Independent Registered Public Accounting Firm

We have audited the accompanying consolidated balance sheets of T.O Entertainment, Inc. and its subsidiaries as of March 31, 2011 and 2010 and the related consolidated statements of operations and comprehensive loss, changes in stockholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of T.O Entertainment, Inc. as of March 31, 2011 and 2010 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered losses from operations and has a capital deficiency that may raise doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Hong Kong

Albert Wong & Co.

October 17, 2011

Certified Public Accountants

T.O Entertainment, Inc.

Consolidated Balance Sheets

March 31, 2011 and 2010

	Note No.	2011	2010
Assets
Current assets:
Cash and cash equivalents	3	$636,743	$767,247
Accounts receivable, less allowance for doubtful accounts and provision for sales returns		2,225,972	1,701,029
Other receivables		198,808	7,895
Prepaid expenses and other current assets		101,443	67,901
Inventories	4	303,660	213,640
Cash advance to employees		-	7,014
Consumption tax pre-payment		-	46,494
Total Current Assets		3,466,626	2,811,220
Non-current assets:
Film costs	5	4,720,790	622,591
Investment in animation film		1,361,537	777,445
Property, plant and equipment	7	96,855	115,829
Other assets	6	271,432	228,509
Total non-current assets		6,450,614	1,744,374
Total assets		$9,917,240	$4,555,594

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable		$2,992,953	$1,121,451
Other payables and accrued expenses		131,177	751,709
Bank loans – Current portion	9	965,013	552,671
Deferred revenue	8	6,323,030	1,509,620
Income tax payable		-	64,746
Total Current Liabilities		10,412,173	4,000,197
Non-current liabilities:
Convertible bonds	10	381,737	309,952
Option liability	10	27,977	36,641
Bank loans – non-current portion	9	2,796,464	1,836,247
Total non-current Liabilities		3,206,178	2,182,840
Total liabilities		13,618,351	6,183,037

Commitments and contingencies

Stockholders’ deficit:
Common stock, with no par value; 100,000 shares authorized; 4,130 and 3,865 shares issued and outstanding at March 31, 2011 and 2010, respectively		1,786,412	1,563,937
Additional paid in capital		1,056,278	1,056,278
Accumulated deficit		(6,217,939)	(4,209,093)
Accumulated other comprehensive loss		(325,862)	(38,565)
Total stockholders’ deficit		(3,701,111)	(1,627,443)
Total liabilities and stockholders’ deficit		$9,917,240	$4,555,594

See notes to consolidated financial statements

T. O Entertainment Inc.

Consolidated Statements of Operations and Comprehensive Loss

For the Years Ended March 31, 2011 and 2010

	Note No.	2011	2010
Revenues		$16,026,448	$13,830,823
Cost of revenue		15,341,851	13,441,809
Gross profit		684,597	389,013

Selling, general and administrative expenses		2,830,022	2,574,197

Loss from operations		(2,145,425)	(2,185,184)

Other income (expenses)
Income from unconsolidated entities		240,176	-
Interest income		294	688
Interest expenses		(118,420)	(97,938)
Gain on derivative		12,574	30,024
Other income		1,955	2,058
		136,579	(65,168)

Loss from operations before income taxes		(2,008,846)	(2,250,352)

Income tax provision		-	(64,586)

Net loss		(2,008,846)	(2,314,938)

Other comprehensive loss:
Foreign currency translation loss		(287,297)	(54,895)

Comprehensive loss		$(2,296,143)	$(2,369,833)

Per share information – basic and fully diluted:
Weighted average shares outstanding		3,927	3,386
Net loss per share, basic	14	$(511.55)	$(683.68)

See notes to consolidated financial statements

T. O Entertainment, Inc.

Consolidated Statements of Changes in Stockholders’ Deficit

For the Years Ended March 31, 2011 and 2010

	Common Stock (no par value)		Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
	No. of Shares	Paid up Capital
Balance at March 31, 2009	3,265	$ 1,161,917	$ 744,917	$(1,894,155)	$ 16,330	$ 29,009

Stock issuance	600	402,020	-	-	-	402,020
Foreign currency translation loss	-	-	-	-	(54,895)	(54,895)
Net loss	-	-	-	(2,314,938)	-	(2,314,938)
Stock option issuance	-	-	311,361	-	-	311,361
Balance at March 31, 2010	3,865	1,563,937	1,056,278	(4,209,093)	(38,565)	(1,627,443)

Stock issuance	265	222,475	-	-	-	222,475
Foreign currency translation loss	-	-	-	-	(287,297)	(287,297)
Net loss	-	-	-	(2,008,846)	-	(2,008,846)
Balance at March 31, 2011	4,130	$1,786,412	$1,056,278	$(6,217,939)	$(325,862)	$(3,701,111)

See notes to consolidated financial statements

T.O Entertainment, Inc.

Consolidated Statements of Cash Flows

For The Years Ended March 31, 2011 And 2010

	2011	2010
Cash flows from operating activities:
Net loss	$(2,008,846)	$(2,314,938)
Adjustments to reconcile loss to net cash used in operations
Depreciation and amortization	52,703	59,195
Written off the film costs	-	1,695,567
(Gain) loss on investments and other assets, net	(12,574)	(30,024)
Convertible notes interest	33,930	31,297
Stock option amortization	-	268,703
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	(314,139)	4,471
Inventories and film costs	(3,946,937)	1,139,800
Deposits and Prepaid	(46,105)	106,985
Cash advance	7,585	-
Other receivables	(133,423)	44,911
Increase (decrease) in:
Accounts payable	1,696,294	(631,072)
Other payables and accrued liabilities	(572,131)	551,038
Customer deposits	4,473,902	(1,841,965)
Income tax payable	(70,020)	29,264
Net cash (used in) operating activities	(839,761)	(886,768)

Cash flows from investing activities:
Purchases of plant and equipment	(21,165)	(152,278)
Investment in a subsidiary, net of cash acquired	-
Investments and acquisitions, net of cash acquired	(475,798)	(471,789)
Net cash (used in) investing activities	(496,963)	(624,067)

Cash flows from financing activities:
Proceeds from long-term bank loans	3,499,879	199,742
Repayments of long-term bank loans	(2,781,592)	-
Proceeds from short-term bank loans	361,373	551,302
Proceeds from notes payable	-	-
Repayments of notes payable	-	-
Proceeds from issuance of common stock	222,475	402,020
Net cash provided by financing activities	1,302,135	1,153,064

Effect of exchange rate changes on cash	(95,915)	11,849

Net (decrease) in cash and cash equivalents	(34,589)	(357,771)
Cash and cash equivalents at beginning of year	767,247	1,113,169
Cash and cash equivalents at end of year	$636,743	$767,247

Supplementary cash flow information
Income taxes paid	$64,746	$-
Interest paid	$118,420	$97,938

See notes to consolidated financial statements

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

NOTE 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES

T.O Entertainment, Inc. (“TOE” or the “Company”) is an entertainment company incorporated in Tokyo, Japan on April 1, 2003, whose businesses include filmed entertainment and book publishing and production which consists principally of production and distribution of animated and live feature films, including distribution of such films on DVD’s and Blue Ray Discs, and.  Book publishing consisting principally of the sale of books to which TOE has the rights to print and distribute. TOE operations are currently in Japan, Singapore and the United Kingdom.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and are expressed in United States dollars ($).  Financial statements prepared in accordance with GAAP contemplate the realization of assets and the satisfaction of liabilities in the normal course of business.

As of March 31, 2011 and 2010, the Company has an accumulate deficits of $6,217,939 and $4,209,093, and its current liabilities exceed its current assets by $6,945,547 and $1,188,977 respectively.  Included in non-current assets at December 31, 2010 is $4,720,790 of film costs which will be expensed against future revenues and will not be require the use of cash.  Included in current liabilities at December 31, 2010 is $6,323,030 of deferred revenue, which accounted for 60% of the current liabilities, and represents projects in production. The deferred revenue does not represent a cash liability.  Excluding the deferred revenue, the working capital deficit at December 31, 2010 would have been $622,517.  In view of the matters described above, recoverability of a major portion of the recorded asset amounts and realization of the portion of current liabilities into revenue shown in the accompanying balance sheets are dependent upon continued operations of the Company, which in turn are dependent upon the Company's ability to raise additional financing and to succeed in its future operations.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursuing additional funding which would enhance capital employed and strategic partners which would increase revenue bases or reduce production costs. Management believes that the above actions will allow the Company to continue its operations throughout the next fiscal year.

According to the latest management financial statements for the six months ended September 30, 2011, the Company is able to continue its operations with net profits and positive capital equity.

Principles of Consolidation

The consolidated financial statements include all of the assets, liabilities, revenues, expenses and cash flows of entities in which the Company has a controlling interest (“subsidiaries”). Intercompany accounts and transactions between consolidated companies have been eliminated in consolidation.

The consolidated financial statements include the accounts of T.O Entertainment, Inc., and the following subsidiaries:

(i)

T.O Entertainment UK Limited, a wholly-owned subsidiary of the Company incorporated in England and Wales as a private company on August 30, 2007; and

(ii)

T.O Entertainment Singapore PTE LTD a wholly-owned subsidiary of the Company incorporated in the Republic of Singapore as a private company on April 18, 2009.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the consolidated financial statements and footnotes thereto. Actual results could differ from those estimates.

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

Significant estimates and judgments inherent in the preparation of these consolidated financial statements include, among other things, accounting for asset impairments, allowances for doubtful accounts, depreciation and amortization, the determination of ultimate revenues as it relates to amortization of capitalized film costs from participations and residuals, books and DVD sales returns, equity-based compensation, income taxes, and contingencies.

Cash and Equivalents

Cash and cash equivalents consist of cash on hand and bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. The Company maintains bank accounts in Japan, the United Kingdom and the Republic of Singapore.

Accounts Receivable

Accounts receivable are recognized and carried at net realizable value.  An allowance for doubtful accounts will be recorded in the period when a loss is probable based on an assessment of specific evidence indicating troubled collection, historical experience, accounts aging, ongoing business relation and other factors.  Accounts are written off after exhaustive efforts at collection.  If accounts receivable are to be provided for, or written off, they would be recognized in the consolidated statement of operations within operating expenses.  At March 31, 2011 and 2010, the Company has no allowance for doubtful accounts, as per management's judgment based on their best knowledge.  As of March 31, 2011 and 2010, the longest credit term for certain customers are 60 days.

Provision for Sales Returns and Doubtful Accounts

Management’s estimate of product sales that will be returned, pricing rebates to grant and the amount of receivables that will ultimately be collected is an area of judgment affecting reported revenues and net income. In estimating product sales that will be returned, management analyzes vendor sales of product, historical return trends, current economic conditions, and changes in customer demand. Based on this information, management reserves a percentage of any product sales that provide the customer with the right of return. The provision for such sales returns is reflected as a reduction in the revenues from the related sale. The Company’s products subject to return primarily include books and DVDs sales primarily related to film production.

The Company maintains an allowance for doubtful accounts to reserve for potentially uncollectible receivables and reviews accounts receivable by amounts due by customers which are past due to identify specific customers with known disputes or collectability issues. In determining the amount of the reserve, the Company makes judgments about the creditworthiness of customers based on past collection experience and ongoing credit risk evaluations.

Inventories

Inventories are valued at cost, not in excess of market, cost being determined on the “First-in-first-out” basis. The market value of inventory is determined as the net realizable value — i.e., estimated selling prices in the ordinary course of business less predictable costs of completion and disposal.  At March 31, 2011 and 2010 there was no allowance for obsolescence.

Prepayments

Prepayments represent cash paid in advance to service provider, office premises owner and subcontractor fee.

Property, plant and equipment and depreciation

Property plant and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is provided over their estimated useful lives, using the straight-line method and reducing balance method.  Estimated useful lives are as follows:

Expected useful life
Leasehold improvements	10-15 years (*)
Office equipment	3-5 years

*Leasehold improvements are amortized based on shorter of expected useful life and leasehold terms of the premises. In this case, the leasehold term of premises was 4 years, which is shorter than its expected useful life. Thus, leasehold improvement was amortized by 4 years under straight-line based.

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to expense as incurred, whereas significant renewals and betterments are capitalized.

Long Lived Assets

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 360, “Property, Plant and Equipment” ("ASC 360"), long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated Future cash flows, an impairment charge is recognized as the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is determined using forecasted cash flows discounted using an estimated average cost of capital.

All of the judgments and assumptions made in preparing the cash flow projections are consistent with our other financial statement calculations and disclosures. The assumptions used in the cash flow projections are consistent with other forward-looking information prepared by the company, such as those used for internal budgets, discussions with third parties, and/or reporting to management or the board of directors. However, projecting the cash flows for the impairment analysis involves significant estimates with regard to the performance of each restaurant, and it is reasonably possible that the estimates of cash flows may change in the near term.

There has been no impairment as of March 31, 2011 and 2010.

Fair Value

ASC Topic 820 “Fair Value Measurement and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

•

Level 1—defined as observable inputs such as quoted prices in active markets;

•

Level 2—defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

•

Level 3—defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company’s financial instruments consist of cash and cash equivalents, trade receivables, other receivables, payables, and long term debt. The carrying values of cash and cash equivalents, trade receivables, other receivables, and payables approximate their fair value due to their short maturities. The carrying value of long term debt approximates the fair value of debt of similar terms and remaining maturities available to the company.

Warrants and conversion features embedded in the Convertible Notes, which are accounted as liabilities, are treated as derivative instruments, which will be measured at each reporting date for their fair value using Level 2 inputs.

The Company’s non-financial assets are measured on a recurring basis. These non-financial assets are measured for impairment annually on the Company’s measurement date at the reporting unit level using Level 3 inputs. For most assets, ASC 820 requires that the impact of changes resulting from its application be applied prospectively in the year in which the statement is initially applied.

The Company’s non-financial assets measured on a non-recurring basis include the Company’s property, plant and equipment and finite-use intangible assets which are measured for recoverability when indicators for impairment are present.  ASC 820 requires companies to disclose assets and liabilities measured on a non-recurring basis in the period in which the remeasurement at fair value is performed.

The Company valued the convertible bonds using Level 3 criterion. As of March 31, 2011, the valuations resulted in a gain on derivatives of $12,574.

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

Fair Value of Financial Instruments with Conversion Features

In accordance with ASC Topic 815 “Derivatives and Hedging”, the conversion feature of convertible bonds are separated from the debt instrument and accounted for separately as a derivative instrument. On the date the Company’s convertible bonds are issued, the conversion feature was recorded as a liability at its fair value, and future decreases in fair value recognized in earnings while increases in fair values recognized in expenses as interest expense.

The Company used the Black-Scholes-Merton (“Black-Scholes”) model to obtain the fair value of the conversion feature. The Company’s expected volatility assumption is based on the historical volatility of stock prices of entertainment industry average in Japan.  The expected life assumption is primarily based on the expiration date of the conversion features. The risk-free interest rate for the expected term of the conversion features is based on the U.S. Treasury yield curve in effect at the time of measurement.

Investments in Animations Films

Investments in animation films includes the Company’s investments in co-production animation films which are generally less than 50% ownership and are produced by the other investors of the ventures. Equity method of accounting is adopted for the investments in animations films. For the year ended March 31, 2011 $240,176 was recognized as income from unconsolidated entities and none was recognized for the year ended March 31, 2010.

Film Costs and Revenues

Feature films typically are produced for initial exhibition in theaters, followed by distribution in the home video, electronic sell-through, video-on-demand, pay cable, basic cable and broadcast network sectors. Generally, distribution to the home video, video-on-demand, pay cable, basic cable and broadcast network sectors each commence within a range of approximately one to five years of initial theatrical release. Theatrical revenues are recognized as the films are exhibited. Revenues from home video sales are recognized at the later of the delivery date or the date that video units are made widely available for sale or rental by retailers based on gross sales less a provision for estimated returns.  A warranty period for six months are usually provided by the Company on the film produced or arranged by the Company.  Based on management’s past experience, no report of defects or claim for compensation

Upfront or guaranteed payments for the licensing of intellectual property are recognized as revenue when (i) an arrangement has been signed with a customer, (ii) the customer’s right to use or otherwise exploit the intellectual property has commenced and there is no requirement for significant continued performance by the Company, (iii) licensing fees are either fixed or determinable and (iv) collectability of the fees is reasonably assured. In the event any significant continued performance is required in these arrangements, revenue is recognized when the related services are performed.

Film costs include the unamortized cost of completed films, films in production and film rights in preparation of development. Film costs are stated at the lower of cost, less accumulated amortization, or fair value. The amount of capitalized film costs recognized as cost of revenues for a given film as it is exhibited in various sectors, throughout its life cycle, is determined using the film forecast computation method. Under this method, the amortization of capitalized costs and the accrual of participations and residuals are based on the proportion of the film’s revenues recognized for such period to the film’s estimated remaining ultimate revenues. The process of estimating a film’s ultimate revenues (i.e., the total revenue to be received throughout a film’s life cycle) is discussed further under “Film Cost Recognition and Impairments.”

Film Cost Recognition and Impairments

Film costs include direct production costs, production overhead and acquisition costs for films are stated at the lower of unamortized cost or estimated fair value and classified as noncurrent assets. Accounting for film costs, as well as related revenues requires the exercise of judgment relates to the process of estimating a film’s ultimate revenues and is important for two reasons. First, while a film is being produced and the related costs are being capitalized, as well as at the time the film is released, it is necessary for management to estimate the ultimate revenues, less additional costs to be incurred (including exploitation and participation costs), in order to determine whether the value of a film has been impaired and, thus, requires an immediate write-off of unrecoverable film costs. Second, it is necessary for management to determine, using the film forecast computation method, the amount of capitalized film costs and the amount of participations and residuals to be recognized as costs of revenues for a given film in a particular period. To the extent that the film’s ultimate revenues are adjusted, the resulting gross margin reported on the exploitation of that film in a period is also adjusted.

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

Prior to the theatrical release of a film, management bases its estimates of ultimate revenues for each film on factors such as the historical performance of similar films, the rating and genre of the film, pre-release market research (including test market screenings) and the expected number of theaters in which the film will be released. Management updates such estimates based on information available during the film’s production and, upon release, the actual results of each film. Changes in estimates of ultimate revenues from period to period affect the amount of film costs amortized in a given period and, therefore, could have an impact on the Company’s financial results for that period. For example, prior to a film’s release, the Company often will test market the film to the film’s targeted demographic. If the film is not received favorably, the Company may (i) reduce the film’s estimated ultimate revenues, (ii) revise the film, which could cause the production costs to increase or (iii) perform a combination of both. Similarly, a film that generates lower-than-expected theatrical revenues in its initial weeks of release would have its theatrical and home video ultimate revenues adjusted downward.

Collaborative Arrangements

The Company has entered into collaborative arrangements in the film business, with one or more active participants to jointly finance produce and/or distribute motion picture or television product under which both the Company and the other active participants share in the risks and rewards of ownership. These arrangements are referred to as co-production and distribution arrangements.

The Company typically records an asset for only the portion of the film it owns and finances. The Company and the other participants typically distribute the product in different media or markets. Revenues earned and expenses incurred for the media or markets in which the Company distributes the product are typically recorded on a gross basis. The Company typically does not record revenues earned and expenses incurred when the other participants distribute the product. The Company and the other participants typically share in the profits from the distribution of the product in all media or markets. For films product, if the Company is a net receiver of (1) the Company’s share of the profits from the media or markets distributed by the other participants less (2) the other participants’ share of the profits from the media or markets distributed by the Company then the net amount is recorded as net sales. If the Company is a net payer then the net amount is recorded in cost of sales.

For the years ended March 31, 2011 and 2010, $2,478,149 and $269,466, respectively, were deducted from the revenue for the amount owed to other participants and $664,657 and $21,561 respectively, were recorded as revenue for amounts due from the other participants in those collaborative arrangements as at March 31, 2011 and 2010.

Gross versus Net Revenue Recognition

In the normal course of business, the Company acts as or uses an intermediary or agent in executing transactions with third parties. In connection with these arrangements, the Company must determine whether to report revenue based on the gross amount billed to the ultimate customer or on the net amount received from the customer after commissions and other payments to third parties. To the extent revenues are recorded on a gross basis, any commissions or other payments to third parties are recorded as expense so that the net amount (gross revenues less expense) is reflected in Operating Income. Accordingly, the impact on Operating Income is the same whether the Company records revenue on a gross or net basis.

The determination of whether revenue should be reported gross or net is based on an assessment of whether the Company is acting as the principal or an agent in the transaction. If the Company is acting as a principal in a transaction, the Company reports revenue on a gross basis. If the Company is acting as an agent in a transaction, the Company reports revenue on a net basis. The determination of whether the Company is acting as a principal or an agent in a transaction involves judgment and is based on an evaluation of the terms of an arrangement. The Company serves as the principal in transactions in which it has substantial risks and rewards of ownership.

Software use rights license

Software use rights licenses with finite useful lives are generally amortized on a straight-line basis, generally, over five years.

Foreign Currency Translation

The Company’s reporting currency is the United States dollar (“$”) and the accompanying consolidated financial statements have been expressed in United States dollars. The Company’s functional currency is the Japanese Yen ( “¥”).  In addition, its operating subsidiaries in the United Kingdom and Singapore maintain their books and record in their respective local currencies, the British Pound ( “£”) and the Singapore dollar ( “SG$”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted.

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

In accordance with ASC Topic 830 “Translation of Financial Statements”, capital accounts of the consolidated financial statements are translated into United States dollars from JPY at their historical exchange rates when the capital transactions occurred.  Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the respective year.  The resulting exchange differences are recorded in the consolidated statement of operations.

	2011	2010
Year-end ¥ : $1 exchange rate	82.86	92.67
Average yearly ¥ : $1 exchange rate	85.70	92.90
Year-end £ : $1 exchange rate	0.62	0.66
Average yearly £ : $1 exchange rate	0.64	0.63
Year-end SG$ : $1 exchange rate	1.26	1.40
Average yearly SG$ : $1 exchange rate	1.33	1.33

Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income includes net income and the foreign currency translation changes.

Share-based compensation

Share-based compensation includes stock options granted to employees and directors for services, and are accounted for under ASC Topic 718 "Compensation - Stock Compensation" (“ASC 718”), and warrants and common stock awards granted to consultants which are accounted for under ASC  Topic 505 "Equity-Based Payment to Non-employees" (“ASC 505”).

All grants of stock options/warrants to employees, directors and consultants are recognized in the financial statements based on their grant date fair values. The Company recognizes compensation expense for all stock options/warrants granted with service conditions that have a graded vesting schedule, with a corresponding charge to paid-in capital.

The fair value of stock options is estimated using the Black-Sholes model. Since there is no readily available trading price for The Company’s stock, the Company’s expected volatility assumption is based on the historical volatility of stock prices of the entertainment industry average in Japan.  The expected life assumption is primarily based on the expiration date of the option. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Stock option expense recognized is based on awards expected to vest, and forfeiture rate is estimated to be zero as it is customary in Japan for employees to be employed by the same company until their retirement. ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods, if necessary, if actual forfeitures differ from those estimates.

There was no stock option based expense for the year ended March 31, 2011, and stock option based expenses derived from fully vest options was $268,703 for the year ended March 31, 2010.

Segment Reporting

The Company currently engages in two segments: Filmed Entertainment: consisting principally of anime and featured film production and distribution; and Publishing: consisting principally of books publishing.

The Company’s major operations are located in the Japan. Singapore and the United Kingdom office have minor operations.

Advertising Expenses

Advertising costs are expensed as incurred under ASC Topic 720, “Advertising Costs”. Advertising expenses incurred for the years ended March 31, 2011 and 2010 were nominal.

Income Taxes

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

The provision for income taxes is determined in accordance with the provisions of ASC Topic 740, “Accounting for Income Taxes” (“ASC 740”).  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.  As of March 31, 2011 and 2010, the Company did not have any significant unrecognized uncertain tax positions.

Recent Pronouncements

We have reviewed all recently issued, but no yet effective, accounting pronouncements and do not believe the future adoptions of any such pronouncements may be expected to cause a material impact on our financial condition or the results of operations.

NOTE 3 – CASH AND CASH EQUIVALENT

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.  At March 31, 2011 and 2010 cash and cash equivalents consisted of bank deposits.

NOTE 4 - INVENTORIES

Inventories are at March 31, 2011 and 2010 are summarized as follows:

	2011	2010
Inventories	$303,660	$213,640

The inventories represent the ending balance of finished goods of books and DVDs as at March 31, 2011 and 2010.

Note 5 – FILM COSTS

Film costs at March 31, 2011 and 2010 are summarized as follows:

	2011	2010
Film costs — Theatrical film and animation
Released, less amortization (*)	$1,233,808	$3,597
Completed and not released	324,813	-
In production and development	3,162,169	618,994
Film costs (**)	$4,720,790	$622,591

*The cost of completed films amounting $1,233,808 and $3,597 are expected to be amortized in the next operating cycle (i.e. 12 months from the date of March 31, 2011 and 2010).

** All unamortized film cost as of March 31, 2011 and 2010 are expected to be amortized within three year from March 31, 2011 and 2010.

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

NOTE 6 – OTHER ASSETS

Other assets at March 31, 2011 and 2010 consist of the following items:

	2011	2010
Prepayment	$58,604	$33,322
Deposits	199,442	177,461
Software use license	13,386	17,726
	$271,432	$228,509

Prepayment –represents the prepayment to Tokyo Credit Guarantee Association which provided guarantee to the Company for bank loans.  See Note 9.

NOTE 7 – PROPERTY, PLANT AND EQUIPMENT

Property and equipment at March 31, 2011 and 2010 is summarized as follows:

	2011	2010
Leasehold improvement	$97,408	$87,096
Office equipment	133,409	106,889
	230,817	193,985
Accumulated depreciation	(133,962)	(78,156)
	$96,855	$115,829

The depreciation of leasehold improvement and office equipment charged for the year ended March 31, 2011 and 2010 was $46,477 and $52,917

NOTE 8 – DEFERRED REVENUE

The deferred revenue represents the amount of money received from other participants of the films and animation in production stage. This deferred revenue will be realized when the Company fulfills its performance obligation stated in the production contracts entered into with other participant. As of 31 March 2011 and 2010, the Company recorded $ 6,323,030 and $ 1,509,620 respectively as deferred revenue.

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

NOTE 9 –BANK LOANS

Bank loans are summarized as follows:

			March 31,
			2011	2010
	Interest rate	Due date
Financial institution in Japan [1]	0.400%	12/15/2010	$-	$7,770
Financial institution in Japan [1]	1.600%	6/15/2011	3,247	13,650
Financial institution in Japan [1]	2.825%	9/15/2013	-	53,977
Financial institution in Japan [1]	2.400%	10/31/2012	19,273	27,980
Financial institution in Japan [1]	2.375%	7/15/2013	168,959	215,820
Financial institution in Japan [1]	3.100%	3/25/2014	173,787	207,187
Financial institution in Japan [1]	1.975%	7/15/2014	402,365	467,638
Financial institution in Japan [1]	2.750%	10/10/2015	337,919	-
Financial institution in Japan [1]	2.150%	6/30/2015	341,963	-
Financial institution in Japan [1]	2.850%	3/30/2012	181,028	-
Financial institution in Japan [1]	2.200%	2/29/2016	241,371	-
Financial institution in Japan [2]	2.375%	12/15/2013	331,994	404,716
Financial institution in Japan [2]	2.200%	3/27/2016	-	462,372
Financial institution in Japan [2]	1.975%	7/31/2016	202,511	214,870
Financial institution in Japan [2]	1.600%	1/20/2015	-	312,938
Financial institution in Japan [2]	1.200%	7/31/2015	174,342	-
Financial institution in Japan [2]	1.975%	7/31/2015	156,891	-
Financial institution in Japan [2]	2.300%	3/31/2021	965,484	-
Financial institution in Japan [2]	2.300%	3/31/2021	60,343	-
Notes payable to banks			3,761,477	2,388,918
Less current portion			(965,013)	(552,671)
Notes payable to banks, net of current portion			$2,796,464	$1,836,247

1. Bank loans guaranteed by the Company’s Chief Executive Officer

2. Bank loans guaranteed by the Company’s Chief Executive Officer and Tokyo Credit Guarantee Association, an independent commercialized credit guarantee company.

The scheduled maturities of the Company’s bank loans are as follows:

March 31,
2012	$965,013
2013	7,253
2014	423,763
2015	281,728
2016	995,860
Thereafter	1,087,860
Total	$3,761,477

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

NOTE 10 - CONVERTIBLE BONDS

Since inception, the Company issued two unsecured convertible bonds aggregating $506,879 (amount in original currency: ¥42,000,000) each with undetectable conversion feature in the form of a warrant due September 30, 2012 to stockholders of the company. The first and second issuance of convertible bonds bears interest at 0.3% on top of the prime lending rate for long-term credit at the first day of each interest payment period and at 3% per annum respectively.

The convertible bonds (which include principal and accrued interest thereon) are convertible to common stock at a price (the “Conversion Price”) of $724.11 (amount in original currency: ¥60,000 per unit) at any time during the period between November 1, 2007 and September 29, 2012.  The mechanism for the conversion is through a warrant.  When the holder elects to convert the bond, he receives the warrant and uses the debt as payment for the common stock.

Based on current guidance, the Company concluded that the convertible bonds were required to be accounted for as a derivative. This guidance requires the Company to bifurcate and separately account for the conversion features of the convertible notes issued as embedded derivatives.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

The Company used a Black Scholes that values the compound embedded derivatives with the following variable inputs:

	March 31, 2011	March 31, 2010
Stock price on grant date	$543.08 (*)	$485.59 (*)
Dividend yield:	0.00%	0.00%
Volatility	45%	54%
Risk free rate:	0.79%	1.64%
Expected life	1.5 years	2.5 years

(*): Amount in original currency: ¥45,000

Below is detail of the derivative liability balances as of March 31, 2011 and March 31, 2010.

	March 31, 2010	Additions	(Gain)/(loss from valuation	Foreign translation (gain) /loss	March 31, 2011

Convertible Bonds	$36,641	-	$(12,574)	$3,910	$27,977

NOTE 11 - SHARE BASED COMPENSATION

On August 29, 2005, Board of Directors passed a resolution which was approved by the Company’s stockholders to permit the grant of incentive stock options to its officers, employees, consultants and non-employee directors.  In November, 2005, 87 stock options were granted pursuant to the resolution. Option awards could be exercised two years after the day of allocation of the share option to eight years after that. The exercise price for this option is ¥50,000 per share ($603.43 per share at March 31, 2011). On October 25, 2006, the Company exercised a stock split of ratio 1:3 and accordingly, the number of option granted and the price was adjusted accordingly.

On October 22, 2007 the Board of Directors passed a resolution which was approved by the Company’s stockholders to grant incentive options to its officers, employees, consultants and non-employee directors. In October, 2007, 2,400 stock options were granted pursuant to the resolution. Option awards could be exercised two years after the day of allocation of the share option to eight years after that. The exercise price for this option is ¥60,000 per share ($724.41 per share at March 31, 2011).

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

During 2008, 75 of 2007 stock options were automatically cancelled upon the departure of two employees who were granted with such stock options according to the stock option agreement.

On January 20, 2010 the Board of Directors passed a resolution which was approved by the Company’s shareholders in a special shareholder meeting held at the same date to grant incentive options to a business partner. In January 26, 2010, 100 stock options were granted pursuant to the resolution. Option awards could be exercised the following day after the date of allocation of the share option to ten years after that. The exercise price for this option is ¥60,000 per share ($724.41 per share at March 31, 2011).

On July 6, 2010, 20 of 2007 stock options were automatically cancelled upon the departure of two employees who were granted with such stock options according to the stock option agreement.

The fair value of stock acquisition rights granted to employee on the date of grant and used to recognize compensation expense for the fiscal years ended March 31, 2011 and 2010 was $NIL and $231,672 respectively and was estimated using the Black-Scholes model with the following weighted-average assumptions:

Dividend yield:	0.00%
Volatility	38.4-43.14%
Risk free rate:	4.42-4.75%
Expected option life	8-10 years

The following table summarizes options outstanding issued to employees at March 31, 2011:

	Options	Weighted Average Exercise Price		Weighted Average remaining contractual life (in years)	Average Intrinsic Value
Outstanding as at April 1, 2009	2,481	$560	(#)	7.3	$114,231	(*)
Granted	-	-			-
Exercised	-	-			-
Cancelled	(20)	-			-
Outstanding as at March 31, 2010	2,461	$609	(#)	7.3	$124,410	(*)
Granted	-	-			-
Exercised	-	-			-
Cancelled	-	-			-
Outstanding as at March 31, 2011	2,461	$676	(#)	6.3	$169,824	(*)

(#): Weighted average exercise prices in original currency are ¥55,441, ¥55,404, ¥55,404 as at March 31, 2009, 2010 and 2011 respectively.

(*): Average intrinsic values in original currency are ¥11,310,000, ¥11,310,000 and ¥13,920,000 as at March 31, 2009, 2010 and 2011 respectively.

The stock option granted to non-employees is for the services rendered or sign-up bonus to strengthen the relationship with business partners or service providers. The fair values of the vesting non-employee options were determined using the Black Scholes option pricing model with the following assumptions:

Dividend yield:	0.00%
Volatility	38 - 43%
Risk free rate:	4.42 – 4.75%
Expected option life	8 – 10 years

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

The following table summarizes options outstanding issued to non-employees at March 31, 2011:

	Options	Weighted Average Exercise Price		Weighted Average remaining contractual life (in years)	Average Intrinsic Value
Outstanding April 1, 2009	105	$606	(#)	7.7	$-
Granted	100	665	(#)	10	-
Exercised
Cancelled
Outstanding March 31, 2010	205	660	(#)	8.8	-
Granted
Exercised
Cancelled
Outstanding March 31, 2011	205	$732	(#)	7.8	$25,010

(#): Weighted average exercise price in original currency is ¥60,000 as at March 31, 2009, 2010 and 2011.

The fair value of non-employee options of $0 and $37,031was charged to operations during the year ended March 31, 2011 and 2010 respectively.

The following table summarizes all options outstanding issued to both employee and non-employees at March 31, 2011

			Options Outstanding			Options Exercisable
			Weighted			Weighted
			Average	Weighted		Average	Weighted
Range of		Number	Remaining	Average	Number	Remaining	Average
Exercise Price		Outstanding	Contractual Life	Exercise Price	Exercisable	Contractual Life	Exercise Price
201.14	(*)	261	3.7	201.14	261	3.7	201.14
724.11	(#)	2,305	6.7	724.41	2,305	6.7	724.11
724.11	(#)	100	9.0	724.41	100	9.0	724.11
Total		2,666			2,666

(*): Weighted average exercise price in original currency is ¥13,334 as at March 31, 2011.

(#): Weighted average exercise price in original currency is ¥60,000 as at March 31, 2011.

Although the fair value of stock options is determined in accordance with ASC 718 using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

NOTE 12 – INCOME TAX

A reconciliation between the income tax computed at the Japan statutory rate and the Company’s provision for income tax is as follows:

	Year ended December 31,
	2011	2010
Japan Income Tax Rate.	30%	30%
Valuation allowance – Japan Rate	(30%)	(30%)
Singapore Income Tax Rate	17%	17%
Valuation allowance – Singapore Rate	(17%)	(17%)
United Kingdom Income Tax Rate	21%	21%
Valuation allowance – UK Rate	(21%)	(21%)
Provision for income tax	-	-

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

Domestic and foreign components of income (loss) before income taxes and the provision for current and deferred income taxes attributable to such income are summarized as follows:

	2011	2010
Income (loss) before income taxes:
TOE in Japan	$(1,904,710)	$(2,158,463)
Singapore subsidiary	(63,438)	(54,666)
UK subsidiary	(40,698)	(37,223)
	(2,008,846)	(2,250,352)
Income taxes — Current:
TOE in Japan	-	(64,586)
Singapore subsidiary	-	-
UK subsidiary	-	-
	-	(64,586)
Income (loss) after income taxes:	$(2,008,846)	$(2,314,938)

Summary of the Company’s net deferred tax liabilities and assets are as follows:

	2011	2010
Deferred tax assets:
Tax attribute carryforwards	$2,217,295	-
Amortization and depreciation	161,413	17,285
Valuation allowances	(2,378,708)	(17,285)
Total	$-	-

The Company has recorded valuation allowances for certain tax attribute carryforwards and other deferred tax assets due to uncertainty that exists regarding future realizability. If in the future the Company believes that it is more likely than not that these deferred tax benefits will be realized, the majority of the valuation allowances will be recognized in the consolidated statement of operations.

The Company did not have any interest and penalty provided or recognized in the income statements for year ended March 31, 2011 and 2010 or balance sheet as of March 31, 2011 and 2010. The Group did not have uncertainty tax positions or events leading to uncertainty tax position within the next 12 months. The Company’s 2008, 2009 and 2010 Japan Business Income Tax Return has been filed and subject to Japan National Tax Agency examination and the Singapore subsidiary 2008/2009 and 2009/2010 Income Tax Return filing are subject to Inland Revenue Authority of Singapore examination. The United Kingdom subsidiary 2009, 2010 Corporation Tax are subject to HM Revenue & Customs examination.

Note 13 - COMMITMENTS AND CONTINGENCIES

The Company has entered into a tenancy agreement for office premises expiring through 2010. Total rental expenses for the year ended March 31, 2011 and 2010 amounted to $364,682 and $312,447 respectively.

As at March 31, 2011, the Company’s commitments for minimum lease payments under these leases are as follows:

2012	$309,659
2013	283,854
Total	$593,513

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

NOTE 14 – EARNING PER SHARE

The Company calculates earnings per share in accordance with ASC Topic 260 “Earnings Per Share”, which requires a dual presentation of basic and diluted earnings per share. Basic earnings per share are computed using the weighted average number of shares outstanding during the fiscal year. Diluted earnings per share represents basic earnings per share adjusted to include the potentially dilutive effect of outstanding stock options, warrants and convertible note (using the if-converted method). The dilutive earnings per share was not calculated because the Company recorded net loss for the year ended March 31, 2011 and 2010, and the outstanding stock options, warrants and convertible note are anti-dilutive.

The calculation of the basic and diluted earnings per share attributable to the common stock holders is based on the following data:

	2011	2010
Earnings:
Profit /(Loss) for the purpose of basic earnings per share	$(2,008,846)	$(2,314,938)
Effect of dilutive potential common stock	-	-
Profit /(Loss) for the purpose of dilutive earnings per share	$(2,008,846)	$(2,314,938)

Number of shares:
Weighted average number of common stock for the purpose of basic earnings per share	3,927	3,386
Effect of potential common stock issuable from:
Potential common stock from stock option which is anti-dilutive and is therefore excluded from calculation (2,666 in 2011 and 2110)	-	-
Potential common stock from convertible bonds which is anti-dilutive and is therefore excluded from calculation (600 in 2011 and 2010)	-	-
Weighted average number of common stock for the purpose of dilutive earnings per share	3,927	3,386
Earnings per share:
Basic earnings per share	$(511.55)	$(683.68)
Dilutive earnings per share	$(511.55)	$(683.68)

NOTE 15 - RELATED PARTY TRANSACTIONS

Except the convertible bonds issued to stockholders of the company stated in Note 10 and the stock option granted to employee and shareholder in Note 11, there was no other related party transaction during the fiscal year 2011 and 2010.

NOTE 16 – SEGMENT REPORTING

More than 90% of Company’s total revenue is derived from the filmed entertainment segment generated from Japan. Accordingly no business or geographic segment reporting is required.

NOTE 17 – COMMON STOCK

The Company has 100,000 shares of no par value common stock.

During April 1, 2004 to March 31, 2005, the Company issued 260 shares of common stock for $125,645

During April 1, 2005 to March 31, 2006, the Company issued 295 shares of common stock for $187,042.

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2011 and 2010

At October 10, 2006, the Company split its stock in a ratio of 1:3.  As such the number of shares of common stock was increased from 555 to 1665.

After the share split, the Company issued 800 shares of common stock for $ 406,711.

During April 1, 2008 to March 31, 2009, the Company converted 48,000,000 value of convertible bond into 800 shares for value of US$442,519.

During April 1, 2009 to March 31, 2010, the Company issued 600 shares of common stock for $402,020.

During April 1, 2010 to March 31, 2011, the Company issued 265 shares of common stock for $ 222,475.

NOTE 18 - SUBSEQUENT EVENT

During June, 2011, T.O Entertainment Singapore PTE LTD, a subsidiary of the Company issued shares which represented a one third (33.33%) interest in that company to a Director of the Company.  The shares were issued for $30,864 in cash consideration.

On January 3, 2012, all of the Company’s shareholders entered into Investment Agreements with IBI Acquisitions Inc. (“IBI”) whereby the Company and its subsidiaries became subsidiaries of IBI and there was a change of control of IBI.  At the time of closing under the Investment Agreements, the Company’s shareholders invested a total of 4,596 of the Company’s common stock (representing 100% of the then outstanding stock) in IBI by transferring ownership of such shares to IBI, and IBI issued a total of 31,680,000 shares of common stock of its common stock to the Company’s shareholders in exchange for their Shares.

The Transaction will be accounted for as a “reverse merger,” since the stockholders of the Company will own a majority of the outstanding shares of IBI’s common stock immediately following the completion of the transaction.  The Company is deemed to be the accounting acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements for periods prior to the transaction will be those of the Company and its subsidiaries, and will be recorded at the historical cost basis of the Company.  After completion of the transaction, IBI’s consolidated financial statements will include the assets and liabilities of IBI and the Company and its subsidiaries, the historical operations of the Company and its subsidiaries, and the operations of the IBI and its subsidiaries from the closing date of the transaction.

The Company has evaluated all other subsequent events through October 17, 2011 and determined that there were no other subsequent events or transactions that require recognition or disclosures in the financial statements.

EXHIBIT 99.2

T.O Entertainment, Inc.

Condensed Consolidated Balance Sheets

	September 30, 2011	March 31, 2011
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$427,654	$636,743
Accounts receivable, less allowance for doubtful accounts and provision for sales returns	2,261,109	2,225,972
Inventories	710,584	303,660
Other current assets	307,390	300,251
Total Current Assets	3,706,737	3,466,626
Non-current assets:
Film costs	7,454,705	4,720,790
Investment in animation film	2,323,140	1,361,537
Property, plant and equipment	92,402	96,855
Other assets	313,916	271,432
Total non-current assets	10,184,163	6,450,614
Total assets	$13,890,900	$9,917,240

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$2,809,118	$2,992,953
Other payables and accrued expenses	171,232	131,177
Bank loans – Current portion	531,100	965,013
Deferred revenue	8,399,616	6,323,030
Total Current Liabilities	11,911,066	10,412,173
Non-current liabilities:
Convertible bonds	433,459	381,737
Option liability	19,443	27,977
Bank loans – non-current portion	4,148,705	2,796,464
Total non-current Liabilities	4,601,607	3,206,178
Total liabilities	16,512,673	13,618,351

Commitments and contingencies

Stockholders’ deficit:
Common stock, with no par value; 100,000 shares authorized; 4,596 and 4,130 shares issued and outstanding at September 30, 2011 and March 31, 2011, respectively	2,018,421	1,786,412
Additional paid in capital	1,056,278	1,056,278
Accumulated deficit	(5,115,353)	(6,217,939)
Accumulated other comprehensive loss	(602,998)	(325,862)
Total T.O Entertainment Inc. stockholders’ deficit	(2,643,652)	(3,701,111)
Non-controlling interest	21,879	-
Total stockholders’ deficit	(2,621,773)	(3,701,111)
Total liabilities and stockholders’ deficit	$13,890,900	$9,917,240

See notes to condensed consolidated financial statements

T. O Entertainment Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

For the Six Month Periods Ended September 30, 2011 and 2010

	2011	2010
Revenues	$10,763,832	$4,998,110
Cost of revenue	8,293,487	5,442,799
Gross profit (loss)	2,470,345	(444,689)

Selling, general and administrative expenses	1,301,457	1,040,129

Income (loss) from operations	1,168,888	(1,484,818)

Other (expenses)	(74,846)	(43,391)

Income (loss) from operations before income taxes	1,094,042	(1,528,209)

Income tax provision	-	-

Net income (loss)	1,094,042	(1,528,209)

Other comprehensive loss:
Foreign currency translation loss	(277,135)	(16,330)

Comprehensive income (loss)	$816,907	$(1,544,539)

Net income (loss) for the period attributed to:
Stockholders of T.O Entertainment Inc.	$1,102,586	$(1,528,209)
Non-controlling interest	(8,544)	-
	$1,094,042	$(1,528,209)

Comprehensive income (loss) attributed to:
Stockholders of T.O Entertainment Inc.	$825,892	$(1,544,539)
Non-controlling interest	(8,985)	-
	$816,907	(1,544,539)

Per share information – basic and fully diluted:
Weighted average shares outstanding - basic	4,341	3,865
Net income (loss) per share - basic	$253.99	$(395.39)

Weighted average shares outstanding – fully diluted	4,941	3,865
Net income (loss) per share - fully diluted	$226.87	$(395.39)

See notes to condensed consolidated financial statements

T.O Entertainment, Inc.

Condensed Consolidated Statements of Cash Flows

For the Six Month Periods Ended September 30, 2011 and 2010

	2011	2010
Net cash (used in) provided by operating activities	$2,056,982	$3,590,246

Cash flows from investing activities:
Purchases of plant and equipment	(8,742)	(4,779)
Investments and acquisitions, net of cash acquired	(3,118,702)	(4,200,963)
Net cash (used in) investing activities	(3,127,444)	(4,205,742)

Cash flows from financing activities:
Proceeds from long-term bank loans	1,634,989	1,232,000
Repayments of long-term bank loans	(1,060,920)	(368,010)
Proceeds from issuance of common stock	262,873	-
Net cash provided by financing activities	836,942	863,990

Effect of exchange rate changes on cash	24,430	42,526

Net increase (decrease) in cash and cash equivalents	(209,090)	291,020
Cash and cash equivalents at beginning of year	636,744	767,247
Cash and cash equivalents at end of year	$427,654	$1,058,267

Supplementary cash flow information
Income taxes paid	$-	$66,214
Interest paid	$69,915	$34,995

See notes to condensed consolidated financial statements

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Six Months Periods Ended September 30, 2011 and 2010

NOTE 1.  BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements of T.O Entertainment, Inc. at September 30, 2011 and 2010 have been prepared in accordance with generally accepted accounting principles (“GAAP”) for interim financial statements, the rule and regulations of the United States Securities and Exchange Commission.  Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.  These condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in this filing. In management's opinion, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation to make our financial statements not misleading have been included.  The results of operations for the periods ended September 30, 2011 and 2010 presented are not necessarily indicative of the results to be expected for the full year. The March 31, 2011 balance sheet has been derived from the Company’s audited financial statements included this filing.

As stated the condensed financial statements have been prepared in accordance with GAAP and are expressed in United States dollars ($).  Financial statements prepared in accordance with GAAP contemplate the realization of assets and the satisfaction of liabilities in the normal course of business.

As of September 30, 2011 the Company has an accumulate deficits of $5,115,353, and its current liabilities exceed its current assets by $8,204,329.  Included in non-current assets at September 30, 2011 is $7,454,705 of film costs which will be expensed against future revenues and will not require the use of cash.  Included in current liabilities at September 30, 2011 is $8,399,616 of deferred revenue, which accounted for approximately 70% of the current liabilities, and represents projects in production. The deferred revenue does not represent a cash liability.  Excluding the deferred revenue, at September 30, 2011 we would have had working capital of $195,287.  In view of the matters described above, recoverability of a major portion of the recorded asset amounts and realization of the portion of current liabilities into revenue shown in the accompanying balance sheets are dependent upon continued operations of the Company, which in turn are dependent upon the Company's ability to raise additional financing and to succeed in its future operations.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursuing additional funding which would enhance capital employed and strategic partners which would increase revenue bases or reduce production costs. Management believes that the above actions will allow the Company to continue its operations throughout the next fiscal year.

NOTE 2 - ORGANIZATION AND PRINCIPAL ACTIVITIES

T.O Entertainment, Inc. (“TOE” or the “Company”) is an entertainment company incorporated in Tokyo, Japan on April 1, 2003, whose businesses include filmed entertainment and book publishing and production which consists principally of production and distribution of animated and live feature films, including distribution of such films on DVD’s and Blue Ray Discs, and.  Book publishing consisting principally of the sale of books to which TOE has the rights to print and distribute. TOE operations are currently in Japan, Singapore, the United Kingdom and the Russia Federation.

NOTE 3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include all of the assets, liabilities, revenues, expenses and cash flows of entities in which the Company has a controlling interest (“subsidiaries”). Intercompany accounts and transactions between consolidated companies have been eliminated in consolidation.

The consolidated financial statements include the accounts of T.O Entertainment, Inc., and the following subsidiaries:

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Six Months Periods Ended September 30, 2011 and 2010

(i)

T.O Entertainment UK Limited, a wholly-owned subsidiary of the Company incorporated in England and Wales as a private company on August 30, 2007; and

(ii)

T.O Entertainment Singapore PTE LTD a 66.67% owned subsidiary of the Company incorporated in the Republic of Singapore as a private company on April 18, 2009.

(iii)

T.O Entertainment RUS LLC, a wholly-owned subsidiary of the Company incorporated in the Russia Federation as a private company on July 21, 2011.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the consolidated financial statements and footnotes thereto. Actual results could differ from those estimates.

Significant estimates and judgments inherent in the preparation of these consolidated financial statements include, among other things, accounting for asset impairments, allowances for doubtful accounts, depreciation and amortization, the determination of ultimate revenues as it relates to amortization of capitalized film costs from participations and residuals, books and DVD sales returns, equity-based compensation, income taxes, and contingencies.

Accounts Receivable

Accounts receivable are recognized and carried at net realizable value.  An allowance for doubtful accounts will be recorded in the period when a loss is probable based on an assessment of specific evidence indicating troubled collection, historical experience, accounts aging, ongoing business relation and other factors.  Accounts are written off after exhaustive efforts at collection.  If accounts receivable are to be provided for, or written off, they would be recognized in the consolidated statement of operations within operating expenses.  At September 30 and March 31, 2011, the Company has no allowance for doubtful accounts, as per management's judgment based on their best knowledge.  As of September 30 and March 31 2011, the longest credit term for customers are 60 days.

Foreign Currency Translation

The Company’s reporting currency is the United States dollar (“$”) and the accompanying consolidated financial statements have been expressed in United States dollars. The Company’s functional currency is the Japanese Yen (“¥”).  In addition, its operating subsidiaries in the United Kingdom and Singapore maintain their books and record in their respective local currencies, the British Pound (“£”) and the Singapore dollar (“SG$”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted.

In accordance with ASC Topic 830 “Translation of Financial Statements”, capital accounts of the consolidated financial statements are translated into United States dollars from JPY at their historical exchange rates when the capital transactions occurred.  Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the respective year.  The resulting exchange differences are recorded in the consolidated statement of operations.

	2011	2010
Period-end ¥ : $1 exchange rate	76.33	83.33
Average period ¥ : $1 exchange rate	79.36	89,29
Period-end £ : $1 exchange rate	0.64	0.66
Average period £ : $1 exchange rate	0.61	0.63
Period-end SG$ : $1 exchange rate	1.30	1.32
Average period SG$ : $1 exchange rate	1.23	1.37
Period-end Rub:$1 exchange rate	31.94	30.90
Average period Rub : $1 exchange rate	28.49	30.53

Fair Value

ASC Topic 820 “Fair Value Measurement and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Six Months Periods Ended September 30, 2011 and 2010

These tiers include:

•

Level 1—defined as observable inputs such as quoted prices in active markets;

•

Level 2—defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

•

Level 3—defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company’s financial instruments consist of cash and cash equivalents, trade receivables, other receivables, payables, and long term debt. The carrying values of cash and cash equivalents, trade receivables, other receivables, and payables approximate their fair value due to their short maturities. The carrying value of long term debt approximates the fair value of debt of similar terms and remaining maturities available to the company.

Warrants and conversion features embedded in the Convertible Notes, which are accounted as liabilities, are treated as derivative instruments, which will be measured at each reporting date for their fair value using Level 2 inputs.

The Company’s non-financial assets are measured on a recurring basis. These non-financial assets are measured for impairment annually on the Company’s measurement date at the reporting unit level using Level 3 inputs. For most assets, ASC 820 requires that the impact of changes resulting from its application be applied prospectively in the year in which the statement is initially applied.

The Company’s non-financial assets measured on a non-recurring basis include the Company’s property, plant and equipment and finite-use intangible assets which are measured for recoverability when indicators for impairment are present.  ASC 820 requires companies to disclose assets and liabilities measured on a non-recurring basis in the period in which the remeasurement at fair value is performed.

The Company valued the convertible bonds using Level 3 criterion.

Fair Value of Financial Instruments with Conversion Features

In accordance with ASC Topic 815 “Derivatives and Hedging”, the conversion feature of convertible bonds are separated from the debt instrument and accounted for separately as a derivative instrument. On the date the Company’s convertible bonds are issued, the conversion feature was recorded as a liability at its fair value, and future decreases in fair value recognized in earnings while increases in fair values recognized in expenses as interest expense.

The Company used the Black-Scholes-Merton (“Black-Scholes”) model to obtain the fair value of the conversion feature. The Company’s expected volatility assumption is based on the historical volatility of stock prices of entertainment industry average in Japan.  The expected life assumption is primarily based on the expiration date of the conversion features. The risk-free interest rate for the expected term of the conversion features is based on the U.S. Treasury yield curve in effect at the time of measurement.

Investments in Animations Films

Investments in animation films includes the Company’s investments in co-production animation films which are generally less than 50% ownership and are produced by the other investors of the ventures. There is no income recognized as there was no income from unconsolidated entities for the six month periods ended September 30, 2011 and 2010.

Film Costs and Revenues

Feature films typically are produced for initial exhibition in theaters, followed by distribution in the home video, electronic sell-through, video-on-demand, pay cable, basic cable and broadcast network sectors. Generally, distribution to the home video, video-on-demand, pay cable, basic cable and broadcast network sectors each commence within a range of approximately one to five years of initial theatrical release. Theatrical revenues are recognized as the films are exhibited. Revenues from home video sales are recognized at the later of the delivery date or the date that video units are made widely available for sale or rental by retailers based on gross sales less a provision for estimated returns.  A warranty period for six months are usually provided by the Company on the film produced or arranged by the Company.  Based on management’s past experience, no report of defects or claim for compensation

Upfront or guaranteed payments for the licensing of intellectual property are recognized as revenue when (i) an arrangement has been signed with a customer, (ii) the customer’s right to use or otherwise exploit the intellectual property has commenced and there is no

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Six Months Periods Ended September 30, 2011 and 2010

requirement for significant continued performance by the Company, (iii) licensing fees are either fixed or determinable and (iv) collectability of the fees is reasonably assured. In the event any significant continued performance is required in these arrangements, revenue is recognized when the related services are performed.

Film costs include the unamortized cost of completed films, films in production and film rights in preparation of development. Film costs are stated at the lower of cost, less accumulated amortization, or fair value. The amount of capitalized film costs recognized as cost of revenues for a given film as it is exhibited in various sectors, throughout its life cycle, is determined using the film forecast computation method. Under this method, the amortization of capitalized costs and the accrual of participations and residuals are based on the proportion of the film’s revenues recognized for such period to the film’s estimated remaining ultimate revenues. The process of estimating a film’s ultimate revenues (i.e., the total revenue to be received throughout a film’s life cycle) is discussed further under “Film Cost Recognition and Impairments.”

Film Cost Recognition and Impairments

Film costs include direct production costs, production overhead and acquisition costs for films are stated at the lower of unamortized cost or estimated fair value and classified as noncurrent assets. Accounting for film costs, as well as related revenues requires the exercise of judgment relates to the process of estimating a film’s ultimate revenues and is important for two reasons. First, while a film is being produced and the related costs are being capitalized, as well as at the time the film is released, it is necessary for management to estimate the ultimate revenues, less additional costs to be incurred (including exploitation and participation costs), in order to determine whether the value of a film has been impaired and, thus, requires an immediate write-off of unrecoverable film costs. Second, it is necessary for management to determine, using the film forecast computation method, the amount of capitalized film costs and the amount of participations and residuals to be recognized as costs of revenues for a given film in a particular period. To the extent that the film’s ultimate revenues are adjusted, the resulting gross margin reported on the exploitation of that film in a period is also adjusted.

Prior to the theatrical release of a film, management bases its estimates of ultimate revenues for each film on factors such as the historical performance of similar films, the rating and genre of the film, pre-release market research (including test market screenings) and the expected number of theaters in which the film will be released. Management updates such estimates based on information available during the film’s production and, upon release, the actual results of each film. Changes in estimates of ultimate revenues from period to period affect the amount of film costs amortized in a given period and, therefore, could have an impact on the Company’s financial results for that period. For example, prior to a film’s release, the Company often will test market the film to the film’s targeted demographic. If the film is not received favorably, the Company may (i) reduce the film’s estimated ultimate revenues, (ii) revise the film, which could cause the production costs to increase or (iii) perform a combination of both. Similarly, a film that generates lower-than-expected theatrical revenues in its initial weeks of release would have its theatrical and home video ultimate revenues adjusted downward.

Collaborative Arrangements

The Company has entered into collaborative arrangements in the film business, with one or more active participants to jointly finance produce and/or distribute motion picture or television product under which both the Company and the other active participants share in the risks and rewards of ownership. These arrangements are referred to as co-production and distribution arrangements.

The Company typically records an asset for only the portion of the film it owns and finances. The Company and the other participants typically distribute the product in different media or markets. Revenues earned and expenses incurred for the media or markets in which the Company distributes the product are typically recorded on a gross basis. The Company typically does not record revenues earned and expenses incurred when the other participants distribute the product. The Company and the other participants typically share in the profits from the distribution of the product in all media or markets. For films product, if the Company is a net receiver of (1) the Company’s share of the profits from the media or markets distributed by the other participants less (2) the other participants’ share of the profits from the media or markets distributed by the Company then the net amount is recorded as net sales. If the Company is a net payer then the net amount is recorded in cost of sales.

Gross versus Net Revenue Recognition

In the normal course of business, the Company acts as or uses an intermediary or agent in executing transactions with third parties. In connection with these arrangements, the Company must determine whether to report revenue based on the gross amount billed to the

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Six Months Periods Ended September 30, 2011 and 2010

ultimate customer or on the net amount received from the customer after commissions and other payments to third parties. To the extent revenues are recorded on a gross basis, any commissions or other payments to third parties are recorded as expense so that the net amount (gross revenues less expense) is reflected in Operating Income. Accordingly, the impact on Operating Income is the same whether the Company records revenue on a gross or net basis.

The determination of whether revenue should be reported gross or net is based on an assessment of whether the Company is acting as the principal or an agent in the transaction. If the Company is acting as a principal in a transaction, the Company reports revenue on a gross basis. If the Company is acting as an agent in a transaction, the Company reports revenue on a net basis. The determination of whether the Company is acting as a principal or an agent in a transaction involves judgment and is based on an evaluation of the terms of an arrangement. The Company serves as the principal in transactions in which it has substantial risks and rewards of ownership.

Recent Pronouncements

We have reviewed all recently issued, but no yet effective, accounting pronouncements and do not believe the future adoptions of any such pronouncements may be expected to cause a material impact on our financial condition or the results of operations.

Note 4 – FILM COSTS

Film costs are summarized as follows:

	September 30, 2011	March 31, 2011
Film costs — Theatrical film and animation
Released, less amortization (*)	$1,339,257	$1,233,808
Completed and not released	1,151,051	324,813
In production and development	4,964,397	3,162,169
Film costs (**)	$7,454,705	$4,720,790

*The cost of completed films amounting $1,339,257 and $1,233,808 are expected to be amortized in the next operating cycle (i.e. 12 months from the date of September 30, 2011 and March 31, 2011).

** All unamortized film cost as of September 30, 2011 and March 31, 2011 are expected to be amortized within three year from September 30, 2011 and March 31, 2011.

NOTE 5 – DEFERRED REVENUE

The deferred revenue represents the amount of money received from other participants of the films and animation in production stage. This deferred revenue will be realized when the Company fulfills its performance obligation stated in the production contracts entered into with other participant. As of September 30, 2011 and March 31, 2011, the Company recorded $8,399,616 and $6,323,030 respectively as deferred revenue.

NOTE 6 –BANK LOANS

Bank loans are summarized as follows:
			September 30 2011		March 31 2011
	Interest rate	Due date
Financial institution in Japan [1]	0.400%	12/15/2010	$		$-
Financial institution in Japan [1]	1.600%	6/15/2011		-	3,247
Financial institution in Japan [1]	2.825%	9/15/2013		-	-
Financial institution in Japan [1]	2.400%	10/31/2012		14,396	19,273
Financial institution in Japan [1]	2.375%	7/15/2013		144,100	168,959

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Six Months Periods Ended September 30, 2011 and 2010

Financial institution in Japan [1]	3.100%	3/25/2014	157,200	173,787
Financial institution in Japan [1]	1.975%	7/15/2014	371,280	402,365
Financial institution in Japan [1]	2.750%	10/10/2015	327,500	337,919
Financial institution in Japan [1]	2.150%	6/30/2015	327,566	341,963
Financial institution in Japan [1]	2.850%	3/30/2012	98,250	181,028
Financial institution in Japan [1]	2.200%	2/29/2016	262,000	241,371
Financial institution in Japan [2]	2.375%	12/15/2013	-	331,994
Financial institution in Japan [2]	2.300%	2/29/2016	739,168	-
Financial institution in Japan [2]	1.975%	7/31/2016	167,470	202,511
Financial institution in Japan [2]	2.000%	4/28/2021	1,013,102	-
Financial institution in Japan [2]	1.200%	7/31/2015	-	174,342
Financial institution in Japan [2]	1.975%	7/31/2015	-	156,891
Financial institution in Japan [2]	2.300%	3/31/2021	995,573	965,484
Financial institution in Japan [2]	2.300%	3/31/2021	62,200	60,343
Notes payable to banks			4,679,805	3,761,477
Less current portion			(531,100)	(965,013)
Notes payable to banks, net of current portion			$4,148,705	$2,796,464

1. Bank loans guaranteed by the Company’s Chief Executive Officer

2. Bank loans guaranteed by the Company’s Chief Executive Officer and Tokyo Credit Guarantee Association, an independent commercialized credit guarantee company.

The scheduled maturities of the Company’s bank loans are as follows:

September 30,
2012	$951,533
2013	828,483
2014	708,631
2015	539,681
2016	371,516
Thereafter	1,279,961
Total	$4,679,805

NOTE 7 - CONVERTIBLE BONDS

Since inception, the Company issued two unsecured convertible bonds aggregating $506,879 (amount in original currency: ¥42,000,000) each with undetectable conversion feature in the form of a warrant due September 30, 2012 to stockholders of the company. The first and second issuance of convertible bonds bears interest at 0.3% on top of the prime lending rate for long-term credit at the first day of each interest payment period and at 3% per annum respectively.

The convertible bonds (which include principal and accrued interest thereon) are convertible to common stock at a price (the “Conversion Price”) of $724.11 (amount in original currency: ¥60,000 per unit) at any time during the period between November 1, 2007 and September 29, 2012.  The mechanism for the conversion is through a warrant.  When the holder elects to convert the bond, he receives the warrant and uses the debt as payment for the common stock.

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Six Months Periods Ended September 30, 2011 and 2010

Based on current guidance, the Company concluded that the convertible bonds were required to be accounted for as a derivative. This guidance requires the Company to bifurcate and separately account for the conversion features of the convertible notes issued as embedded derivatives.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

The Company used a Black Scholes that values the compound embedded derivatives with the following variable inputs:

	September 30, 2011	March 31, 2011
Stock price on grant date	$589.08 (*)	$453.08 (*)
Dividend yield:	0.00%	0.00%
Volatility	45%	54%
Risk free rate:	0.79%	0.79%
Expected life	1 years	1.5 years

(*): Amount in original currency: ¥45,000

Below is detail of the derivative liability balances as of September 30, 2011 and March 31, 2011.

	March 31, 2011	Additions	(Gain)/ loss from valuation	Foreign translation (gain) /loss	September 30, 2011

Convertible Bonds	$27,977	-	$(10,507)	$1,973	$19,443

NOTE 8 - SHARE BASED COMPENSATION

On August 29, 2005, Board of Directors passed a resolution which was approved by the Company’s stockholders to permit the grant of incentive stock options to its officers, employees, consultants and non-employee directors.  In November, 2005, 87 stock options were granted pursuant to the resolution. Option awards could be exercised two years after the day of allocation of the share option to eight years after that. The exercise price for this option is ¥50,000 per share ($655 per share at September 30, 2011). On October 25, 2006, the Company exercised a stock split of ratio 1:3 and accordingly, the number of option granted and the price was adjusted accordingly.

On October 22, 2007 the Board of Directors passed a resolution which was approved by the Company’s stockholders to grant incentive options to its officers, employees, consultants and non-employee directors. In October, 2007, 2,400 stock options were granted pursuant to the resolution. Option awards could be exercised two years after the day of allocation of the share option to eight years after that. The exercise price for this option is ¥60,000 per share ($786 per share at September 30, 2011).

During 2008, 75 of 2007 stock options were automatically cancelled upon the departure of two employees who were granted with such stock options according to the stock option agreement.

On January 20, 2010 the Board of Directors passed a resolution which was approved by the Company’s shareholders in an extraordinary shareholder meeting held at the same date to grant incentive options to a business partner. In January 26, 2010, 100 stock options were granted pursuant to the resolution. Option awards could be exercised the following day after the date of allocation of the share option to ten years after that. The exercise price for this option is JPY60,000 per share ($786 per share at September 30, 2011).

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Six Months Periods Ended September 30, 2011 and 2010

On July 6, 2010, 20 of 2007 stock options were automatically cancelled upon the departure of two employees who were granted with such stock options according to the stock option agreement.

On June 22, 2011, 216 stock options granted during the year of 2005 were exercised at price of ¥16,667, On same date, 250 share options granted during the year of 2007 were exercised at price of ¥60,000.

The following table summarizes options outstanding issued to employees at September 30, 2011:

	Options	Weighted Average Exercise Price		Weighted Average remaining contractual life (in years)	Average Intrinsic Value
Outstanding as at March 31, 2010	2,461	$560	(#)	7.3	$124,410
Granted	-				-
Exercised	-				-
Cancelled	-				-
Outstanding as at March 31, 2010	2,461	$609	(#)	6.3	$438,224
Granted	-				-
Exercised	461				-
Cancelled	-				-
Outstanding as at September, 30, 2011	2,000	$676	(#)	6.1	$287,545

(#): Weighted average exercise prices in original currency are ¥ 55,404, ¥55,404 and ¥59,025 as at March 31, 2010, 2011 and September 30, 2011 respectively.

The stock option granted to non-employees is for the services rendered or sign-up bonus to strengthen the relationship with business partners or service providers. The fair values of the vesting non-employee options were determined using the Black Scholes option pricing model with the following assumptions:

Dividend yield:	0.00%
Volatility	38 - 43%
Risk free rate:	4.42 – 4.75%
Expected option life	8 – 10 years

The following table summarizes options outstanding issued to non-employees at September 30, 2011:

	Options	Weighted Average Exercise Price		Weighted Average remaining contractual life (in years)	Average Intrinsic Value
Outstanding March 31, 2010	205	660	(#)	8.8	-
Granted	-
Exercised	-
Cancelled	-
Outstanding March 31, 2011	205	$732	(#)	6.7	$25,010
Granted	-
Exercised	5
Cancelled	-
Outstanding September 30, 2011	200	$786	(#)	6.2	22,400

(#): Weighted average exercise price in original currency is ¥60,000 as at September 30, 2009, 2010 and 2011.

The following table summarizes all options outstanding issued to both employee and non-employees at September 30, 2011

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Six Months Periods Ended September 30, 2011 and 2010

			Options Outstanding			Options Exercisable
			Weighted			Weighted
			Average	Weighted		Average	Weighted
Range of		Number	Remaining	Average	Number	Remaining	Average
Exercise Price		Outstanding	Contractual Life	Exercise Price	Exercisable	Contractual Life	Exercise Price
201.14	(*)	45	3.7	201.14	45	3.7	201.14
724.11	(#)	2,055	6.7	724.41	2,055	6.7	724.11
724.11	(#)	100	9.0	724.41	100	9.0	724.11
Total		2,200			2,200

(*): Weighted average exercise price in original currency is ¥13,334 as at September 30, 2011.

(#): Weighted average exercise price in original currency is ¥60,000 as at September 30, 2011.

Although the fair value of stock options is determined in accordance with ASC 718 using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

NOTE 9 – INCOME TAX

A reconciliation between the income tax computed at the Japan statutory rate and the Company’s provision for income tax for the six months ended September 30, 2011 and 2010 is as follows:

	2011	2010
Japan Income Tax Rate.	30%	30%
Valuation allowance – Japan Rate	(30%)	(30%)
Singapore Income Tax Rate	17%	17%
Valuation allowance – Singapore Rate	(17%)	(17%)
United Kingdom Income Tax Rate	21%	21%
Valuation allowance – UK Rate	(21%)	(21%)
Russia Income Tax Rate	20%	20%
Valuation allowance – Russia Rate	(20%)	(20%)
Provision for income tax	-	-

Domestic and foreign components of income (loss) before income taxes and the provision for current and deferred income taxes attributable to such income for the six months ended September 30, 2011 and 2010 are summarized as follows:

	2011	2010
Income (loss) before income taxes:
TOE in Japan	$1,151,351	$(1,479,088)
Singapore subsidiary	(51,783)	(25,458)
Russia Subsidiary	(5,526)	-
UK subsidiary	-	(23,663)
	1,094,042	(1,528,209)
Income taxes — Current:
TOE in Japan	-	-
Singapore subsidiary	-	-
UK subsidiary	-	-

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Six Months Periods Ended September 30, 2011 and 2010

	-	-
Income (loss) after income taxes:	$1,094,042	$(1,528,209)

NOTE 10 – EARNING PER SHARE

The Company calculates earnings per share in accordance with ASC 260, Earnings Per Share, which requires a dual presentation of basic and diluted earnings per share. Basic earnings per share are computed using the weighted average number of shares outstanding during the fiscal year. Diluted earnings per share represents basic earnings per share adjusted to include the potentially dilutive effect of outstanding stock options and convertible note (using the if-converted method). The dilutive earnings per share for six months ended September 30, 2010 was same as the basic earning per shares because the Company recorded net loss for that period and the outstanding stock options and convertible note are anti-dilutive.

The calculation of the basic and diluted earnings per share attributable to the common stock holders is based on the following data:

	2011	2010
Earnings:
Profit /(Loss) for the purpose of basic earnings per share	$1,102,586	$(1,528,209)
Effect of dilutive potential common stock	18,367	-
Profit /(Loss) for the purpose of dilutive earnings per share	$1,120,953	$(1,528,209)

Number of shares:
Weighted average number of common stock for the purpose of basic earnings per share	4,341	3,865
Effect of potential common stock issuable from:
Potential common stock from stock option which are not included since there is no market for the common stock and therefore is excluded from calculation (2,200 in 2011 and 2010)	-	-
Potential common stock from convertible bonds (600 shares not included in 2010 as they would be antidilutive)	600	-
Weighted average number of common stock for the purpose of dilutive earnings per share	4,941	3,865
Earnings per share:
Basic earnings per share	$253.99	$(359.39)
Dilutive earnings per share	$226.87	$(359.39)

Note 11 - COMMITMENTS AND CONTINGENCIES

The Company has entered into a tenancy agreement for office premises expiring through 2013. Total rental expenses for the period ended September 30, 2011 and 2010 amounted to $193,464 and $189,294 respectively.

As at September 30, 2011, the Company’s commitments for minimum lease payments under these leases are as follows:

2012	$309,659
2013	129,025
Thereafter	-
Total	$438,684

NOTE 12 – NON-CONTROLLING INTEREST AND RELATED PARTY TRANACTION

T.O Entertainment, Inc.

Notes to Consolidated Financial Statements

For the Six Months Periods Ended September 30, 2011 and 2010

During June 2011, T.O Entertainment Singapore PTE LTD, a subsidiary of the Company, sold 40,000 shares of its common stock to one of its directors for $30,864.  As a result of this transaction the Company now owns 66.67 percent of T.O Entertainment Singapore PTE LTD.  The Company has consolidated this subsidiary and recognized the non-controlling interest.

NOTE 13 – COMMON STOCK

During six months ended September 30, 2011, the option holders exercised options which resulted in the issuance of 466 shares were issued for $232,009.

NOTE 14 – SEGMENT REPORTING

More than 90% of Company’s total revenue is derived from the filmed entertainment segment generated from Japan. Accordingly no business or geographic segment reporting is required.

NOTE 15 - SUBSEQUENT EVENT

On January 3, 2012, all of the Company’s shareholders entered into Investment Agreements with IBI Acquisitions Inc. (“IBI”) whereby the Company and its subsidiaries became subsidiaries of IBI and there was a change of control of IBI.  At the time of closing under the Investment Agreements, the Company’s shareholders invested a total of 4,596 of the Company’s common stock (representing 100% of the then outstanding stock) in IBI by transferring ownership of such shares to IBI, and IBI issued a total of 31,680,000 shares of common stock of its common stock to the Company’s shareholders in exchange for their Shares.

The Transaction will be accounted for as a “reverse merger,” since the stockholders of the Company will own a majority of the outstanding shares of IBI’s common stock immediately following the completion of the transaction.  The Company is deemed to be the accounting acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements for periods prior to the transaction will be those of the Company and its subsidiaries, and will be recorded at the historical cost basis of the Company.  After completion of the transaction, IBI’s consolidated financial statements will include the assets and liabilities of IBI and the Company and its subsidiaries, the historical operations of the Company and its subsidiaries, and the operations of the IBI and its subsidiaries from the closing date of the transaction.

The Company has evaluated all other subsequent events through December 30, 2011 and determined that there were no other subsequent events or transactions that require recognition or disclosures in the financial statements.

EXHIBIT 99.3

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following unaudited pro forma condensed combined statement of operations of T.O Entertainment, Inc., (“TOE” or the "Company") gives effect to the merger of TOE and IBI Acquisitions, Inc. ("IBI") as if such transaction occurred at the beginning of the periods presented. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2011 is derived from the audited financial statements of TOE for the year ended March 31, 2011 and audited financial statements of IBI for the year ended May 31, 2011. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2011 is derived from the unaudited financial statements of TOE for the six months ended September 30, 2011 and IBI for the six months ended November 30, 2011.

The unaudited pro forma condensed combined balance sheet at September 30, 2011 gives effect to the Merger of TOE and IBI as if such transaction occurred on September 30, 2011.  The unaudited pro forma condensed combined balance sheet is derived from the historical balance sheets of TOE and IBI as of September 30, 2011.

The unaudited pro forma condensed combined financial data do not reflect the effects of any anticipated changes to be made by TOE in its operations from the historical operations and are presented for informational purposes only and should not be construed to be indicating (i) the results of operations or the financial position of TOE that actually would have occurred had the proposed merger been consummated as of the dates indicated or (ii) the results of operation or the financial position of TOE in the future.

The proposed Merger is expected to be accounted for as a reverse merger and it is the intention of the parties to discontinue the operations of IBI immediately upon closing.

The following pro forma condensed combined financial data and notes are qualified in their entirety by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operation," the consolidated financial statements and notes thereto of TOE and IBI and other historical information included elsewhere in this filing.

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T.O Entertainment Inc.
Proforma Condensed Combined Balance Sheet
As of September 30, 2011

	TOE	IBI	Adjustments		Pro Forma
Assets
Cash and cash equivalents	$427,654	$1,093		$-	$428,747
Accounts receivable, net	2,261,109				2,261,109
Inventories	710,584				710,584
Other current assets	307,390				307,390
Film costs	7,454,705				7,454,705
Investment in animation film	2,323,140				2,323,140
Property, plant and equipment	92,402				92,402
Other assets	313,916				313,916
Total assets	$13,890,900	$1,093		$-	$13,891,993

Liabilities and stockholders’ deficit
Accounts payable	$2,809,118	$12,296	$		$2,821,414
Other payables and accrued expenses	171,232	8,750			179,982
Bank loans – Current portion	531,100				531,100
Deferred revenue	8,399,616				8,399,616
Convertible bonds	433,459				433,459
Option liability	19,443				19,443
Bank loans – non-current portion	4,148,705				4,148,705
Total liabilities	16,512,673	21,046			16,533,719

Stockholders’ deficit:
Common stock	2,018,421	20,187		(40,140)	1,998,468
Additional paid in capital	1,056,278				1,056,278
Accumulated deficit	(5,115,353)	(40,140)		40,140	(5,11,353)
Accumulated other comprehensive loss	(602,998)				(602,998)
Non-controlling interest	21,879				21,879
Total stockholders’ deficit	(2,621,773)	(19,953)		-	(2,641,726)
Total liabilities and stockholders’ deficit	$13,890,900	$1,093		$-	$13,891,993

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T.O Entertainment Inc.
Proforma Condensed Combined Statement of Operations
For the Year Ended March 31, 2011

	TOE	IBI	Adjustments	Pro Forma
Revenues	$16,026,448	$-	$-	$16,026,448

Cost of revenue	15,341,851	-		15,341,851

Gross profit (loss)	684,597	-		684,597

Selling, general and administrative expenses	2,830,022	5,217		2,835,239

Income (loss) from operations	(2,145,425)	(5,217)		(2,150,642)

Other income (expenses)	136,579	-		136,579

Income (loss) from operations before income taxes	(2,008,846)	(5,217)		(2,014,063)

Income tax provision	-	-		-

Net income (loss)	(2,008,846)	(5,217)		(2,014,063)

Other comprehensive loss:
Foreign currency translation loss	(287,297)	-		(287,297)

Comprehensive loss	$(2,296,143)	$(5,217)	$-	$(2,301,360)

Per share information – basic and fully diluted:
Weighted average shares outstanding				29,788,090
Net loss per share, basic				$0.07

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T.O Entertainment Inc.
Proforma Condensed Combined Statement of Operations
For the Six Months Ended September 30, 2011

	TOE	IBI	Adjustments	Pro Forma

Revenues	$10,763,832	$-	$-	$10,763,832

Cost of revenue	8,293,487			8,293,487

Gross profit (loss)	2,470,345			2,470,345

Selling, general and administrative expenses	1,301,457	15,770		1,317,227

Income (loss) from operations	1,168,888	(15,770)		1,153,118

Other (expenses)	(74,846)	-		(74,846)

Income (loss) from operations before income taxes	1,094,042	(15,770)		1,078,272

Income tax provision	-	-		-

Net income (loss)	1,094,042	(15,770)		1,078,272

Other comprehensive loss:
Foreign currency translation loss	(277,135)	-		(277,135)

Comprehensive loss	$816,907	$(15,770)	$-	$801,137

Per share information – basic and fully diluted:
Weighted average shares outstanding basic				33,000,000
Net earnings per share, basic				$0.03
Weighted average shares outstanding, fully diluted				37,135,200
Net earnings per share, fully diluted				$0.02

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T.O Entertainment Inc.

Notes to Condensed Combined Proforma Financial Statements

Note 1.  Description of the Transaction

On January 3, 2012, IBI Acquisitions, Inc., a Colorado corporation (“IBI”), entered into separate  Investment Agreements (the “Investment Agreements”) with 20 shareholders (the “Investors”) of T.O Entertainment, Inc. a Japan corporation (“TOE”) who are the owners of one hundred percent (100%) of the outstanding shares of TOE.  Pursuant to the terms of the Investment Agreements, each of the Investors agreed to make a direct investment in IBI in the form of a contribution to IBI of all shares of common stock of TOE owned by the Investor (“TOE Shares”), and IBI agreed to issue to each of the Investors approximately 6,893 shares of common stock of the Registrant for each TOE Japan Share invested in IBI.  At the time of closing under the Investment Agreements, the Investors will invest a total of 4,596 TOE Japan Shares (representing 100% of the outstanding stock of TOE) in IBI, by transferring ownership of such shares to IBI, and IBI will issue a total of 31,680,000 shares of common stock of IBI to the Investors in exchange for their TOE Japan Shares.   The effect of the transaction will be to make TOE and its subsidiaries wholly-owned subsidiaries of IBI, and to cause a change of control of IBI.  Following the closing, the Investors will own a total of 31,680,000 shares of common stock of IBI representing 96% of its issued and outstanding common stock.

The transaction is being accounted for as a “reverse merger,” since the stockholders of TOE will own a majority of the outstanding shares of IBI’s common stock immediately following the completion of the transaction.  TOE is deemed to be the accounting acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements for periods prior to the transaction will be those of TOE and its subsidiaries, and will be recorded at the historical cost basis of TOE.  After completion of the transaction, IBI’s consolidated financial statements will include the assets and liabilities of IBI and TOE and its subsidiaries, the historical operations of TOE and its subsidiaries, and the operations of IBI and its subsidiaries from the closing date of the transaction.

Note 2.  Presentation

The proforma condensed consolidated financial statements gives effect to the transaction as if occurred at the beginning of the periods presented.

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